UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Parker Drilling Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders and Proxy Statement March 23, 2007

PARKER DRILLING COMPANY
1401 Enclave Parkway
Houston, TX 77077
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To our Shareholders:
     The Annual Meeting of Shareholders of Parker Drilling Company, a Delaware corporation, will be held on Wednesday, April 25, 2007, at 10 a.m. Central Time, at                                                   , Houston, Texas, for the following purposes:
(1)	to elect two nominees to Class II of our Board of Directors for a three-year term;

(2)	to consider and vote upon a proposed amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Company common stock from 140,000,000 to 280,000,000;

(3)	to consider and act upon a proposal for the ratification of the selection made by our Audit Committee appointing as our independent registered public accounting firm for the year ending December 31, 2007; and

(4)	to transact such other business as may properly come before the meeting and all adjournments or postponements thereof.
     We will also report our 2006 performance and answer your questions. You will have the opportunity to meet the directors and officers of the Company. In addition, a representative of                     , our independent registered public accounting firm will be present and available to answer appropriate questions.
     The record date for the determination of the shareholders entitled to vote at the Annual Meeting is fixed as of the close of business on March 9, 2007.
     A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose relevant to the meeting, at the location of the Annual Meeting on April 25, 2007, and during ordinary business hours for ten days prior to the meeting at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
     Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. Voting on the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
     Thank you for your ongoing support and continued interest in Parker Drilling Company. We look forward to seeing you at the meeting. If you cannot attend the Annual Meeting, please log on to our Web site at http://www.parkerdrilling.com as we will post a summary of the Annual Meeting shortly thereafter.

By order of the Board of Directors,

Ronald C. Potter
Corporate Secretary

PROXY STATEMENT	5

About the Annual Meeting	5
Why am I receiving these materials?	5
Who may attend the meeting?	5
What information is contained in this Proxy Statement?	5
Who is entitled to vote at the Annual Meeting?	5
How do I vote my shares at the Annual Meeting?	5
How can I vote my shares without attending the Annual Meeting?	6
Vote by Telephone	6
Vote by Internet	6
Vote by Mail	6
What items of business will be voted on at the Annual Meeting?	7
How does the Board recommend that I vote?	7
Can I change my vote?	7
What happens if additional matters are presented at the Annual Meeting?	7
What constitutes a quorum?	8
How can I vote my shares in person at the meeting?	8
What are the voting requirements to approve each of the proposals?	8
Where can I find the voting results of the Annual Meeting?	8
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	9
Who can help answer my questions?	9
Is my vote confidential?	9
What should I do if I receive more than one set of voting materials?	9
How may I obtain a separate set of voting materials?	9
Who will bear the cost of soliciting votes for the Annual Meeting?	10
How can I get a list of shareholders?	10
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Shareholders or to nominate individuals to serve as directors?	10
How may I obtain Parker’s Annual Report on Form 10-K?	11
Where can I find more information about Parker?	11
How can I get a copy of By-Law provisions?	11

GOVERNANCE OF THE COMPANY	12
Corporate Governance Principles	12
Presiding Director	12
Communications with the Board	12
Selection of Nominees as Director Candidates	13
Director Independence Determination	13
Parker Policy on Business Ethics and Conduct	14
Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices	14
Director Education	14
Policy on Director Attendance at Annual Meeting	15
Board and Committee Membership	15
The Audit Committee	15
Audit Committee Independence Determination	15
Audit Committee Financial Expert	15
Financial Literacy and Financial Management Experience	16
The Compensation Committee	16
Compensation Committee Independence Determination	16
Compensation Committee Interlocks and Insider Participation	19
The Corporate Governance Committee	19
BOARD OF DIRECTORS	20
Nominees for Director (Class II)	20
Continuing Directors (Class III)	20
Continuing Directors (Class I)	21
DIRECTOR COMPENSATION	22
Fees and Benefit Plans for Non-Employee Directors	22
2006 Director Compensation Table	23
Option/SAR Grants in 2006 to Non-Employee Directors	23
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	24
Consulting Agreement	24
Termination of Split Dollar Insurance Agreement	24
Lease Agreements	25
Other Transactions	25
Related Party Transaction Policy	26
INDEMNIFICATION	26
SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS	27
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
PROPOSALS TO BE VOTED ON	29
ITEM 1. ELECTION OF DIRECTORS	29
ITEM 2. PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 140,000,000 TO 280,000,000	29

PARKER DRILLING COMPANY
1401 ENCLAVE PARKWAY
HOUSTON, TEXAS 77077
PROXY STATEMENT
About the Annual Meeting
Why am I receiving these materials?
The accompanying proxy is solicited by the Board of Directors of Parker Drilling Company (“Parker,” the “Company,” “we,” “us,” or “our”) in connection with our 2007 Annual Meeting of Shareholders (the “Annual Meeting”) which will take place on April 25, 2007 at 10 a.m. Central Time, at                                         , Houston, Texas. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement, form of proxy and voting instructions are being distributed on or about March 23, 2007.
Who may attend the meeting?
Your proxy card is your invitation to attend the Annual Meeting. If you plan to attend the Annual Meeting, please vote your proxy prior to the meeting, but you may also bring your proxy card and vote at the meeting as explained below.
No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.
What information is contained in this Proxy Statement?
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers and certain other required information.
Who is entitled to vote at the Annual Meeting?
Holders of Parker common stock (“Common Stock”) at the close of business on the record date of March 9, 2007, are entitled to vote their shares at the Annual Meeting. On the record date, there were                      shares of Common Stock issued and outstanding.
Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, including shares acquired through Parker’s 401(k) plan, and (2) shares held by you as the beneficial owner through a broker, trustee or other nominee such as a bank.
How do I vote my shares at the Annual Meeting?
If you are a “record” shareholder of Parker Common Stock (that is, your shares are registered directly in your name in Parker’s stock records maintained by Parker’s transfer agent, Wells Fargo Bank, N.A.), you may complete and sign the accompanying proxy card and return it to Parker or deliver it in person. In addition, you may vote through the Internet or by using a toll-free telephone number by following the instructions included with the proxy card. Please note that you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Central Time on April 24, 2007.
“Street name” or “beneficial” shareholders of Parker Common Stock (that is, shareholders who hold stock through a brokerage account or by another trustee or nominee) who wish to vote at the Annual Meeting will receive a proxy form from the broker, trustee or nominee that holds their shares and must follow the voting instructions on the form provided by the broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.
Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or otherwise provided voting instructions for you to use in directing the broker, trustee, or nominee how to vote your shares.
If you are a participant in the Parker Drilling Company 401(k) or Stock Bonus Plan, you will receive a separate proxy card for all shares that you own through this plan. That proxy card will serve as a voting instruction card for the trustees or administrators of the plan where your account is registered in the same name. If you own shares in this plan and do not vote, the trustee of the plan will vote your plan shares in the same proportion as shares for which instructions were received from other participants in the plan.
How can I vote my shares without attending the Annual Meeting?
Your vote is important. You can save us the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot as described below. (Please note, if you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you).
The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, but the vote needs to be submitted before 11:59 p.m., Central Time, on April 24, 2007.
Vote by Telephone
You do this by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.
Vote by Internet
You do this by following the “Vote by Internet” instructions on your proxy card. If you vote by Internet, you do not have to mail in your proxy card.
Vote by Mail
You do this by completing and signing the proxy card that came with your Proxy Statement and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:
-	as you instruct, and
-	according to the best judgment of Robert L. Parker Jr. and W. Kirk Brassfield if a proposal comes up for vote at the meeting that is not on the proxy card.
If you do not mark your voting instructions on your proxy card, your shares will be voted:
-	for the election of the two Class II nominees for director,

-	for the proposal to amend the Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 140,000,000 to 280,000,000,

-	for the proposal to ratify the appointment of as the Company’s independent registered public accounting firm for 2007, and

-	according to the best judgment of Robert L. Parker Jr. and W. Kirk Brassfield if a proposal comes up for vote at the Annual Meeting that is not on the proxy card.
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:
-	election of two Class II directors,

-	amendment to the Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 140,000,000 to 280,000,000, and

-	ratification of as the Company’s independent registered public accounting firm for 2007.
We will also consider other business that properly comes before the Annual Meeting, although the Company is not aware of any such business at this time.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares “FOR” each of the Class II nominees to the Board, “FOR” the proposal to amend the Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 140,000,000 to 280,000,000, and “FOR” the ratification of the appointment of                      as our independent registered public accounting firm for 2007.
Can I change my vote?
If you are a shareholder of record, you can revoke your proxy and change your vote at any time before the proxy is exercised by:
-	timely written notice to the Secretary of the Company,

-	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet,

-	voting by ballot at the Annual Meeting.
For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee, nominee or other record holder; or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you can change your vote by attending the meeting and voting in person.
What happens if additional matters are presented at the Annual Meeting?
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant your proxy, the persons named as proxy holders, Robert L. Parker Jr. and W. Kirk Brassfield will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board. We know of no reason why any of the nominees will be unavailable or unable to serve.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person other than as provided under Nomination of Director Candidates on page 10.
What constitutes a quorum?
The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.
How can I vote my shares in person at the meeting?
We will pass out written ballots to any shareholder of record who wants to vote in person at the meeting. However, if you are the beneficial owner of shares held in street name, you must request and obtain a legal proxy, executed in your favor, from the broker, trustee, nominee or other holder of record in order to vote at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction card as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
What are the voting requirements to approve each of the proposals?
A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular position on the Board is elected for that position. Abstentions and withheld votes will have no effect on the election of directors. Cumulative voting is not permitted.
The affirmative vote of a majority of the outstanding shares of common stock is required for the approval of the proposal to amend the Restated Certificate of Incorporation to increase the number of shares of authorized common stock and the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of                      as the independent registered public accounting firm for the Company. You may vote “for” or “against” the proposal to amend the Restated Certification of Incorporation to increase the number of shares of authorized common stock and “for” or “against” the ratification of appointment of                      as our independent registered public accounting firm, or “abstain” from voting.
Votes withheld and abstentions are deemed as “present” at the Annual Meeting, are counted for quorum purposes, and other than for Item 1, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.
If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on routine matters, e.g., the election of directors, the amendment of the Restated Certificate of Incorporation and the ratification of the appointment of                      as our independent registered public accounting firm even if your broker does not receive voting instructions from you.
Where can I find the voting results of the Annual Meeting?
We will announce voting results at the meeting. We will publish these results in our quarterly report on Form 10-Q for the first quarter of 2007 which will be filed with the Securities and Exchange Commission (“SEC”). A copy of the report will be available in the Investor Relations section of our Web site at http://www.parkerdrilling.com and through the SEC’s electronic data system at http://www.sec.gov. You can get a paper copy by contacting our Investor Relations Department at (281) 406-2370 or the SEC at (202) 942-8090 for the location of the nearest public reference room.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most Parker shareholders hold their shares through a broker or other nominee rather than directly in their own name. See above answer to “How do I vote my shares at the Annual Meeting?”
Who can help answer my questions?
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:
Wells Fargo Bank, N.A.
Shareowner Services
P. O. Box 64854
St. Paul, MN 55164-0854
Toll free- (800) 468-9716
Phone- (651) 450-4064
If you need additional copies of this Proxy Statement or voting materials, please contact Wells Fargo Bank, N.A. as described above.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner to protect your voting privacy. Your vote will not be disclosed to Parker or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each Parker proxy card received via telephone, Internet or by mailing the proxy card.
If you would like to combine various accounts of your household into one for purposes of proxy solicitation and voting, please contact our stock transfer agent at (800) 468-9716 and instruct the shareowner services representative to do so.
If you are a Parker employee, you will receive a separate proxy card for all the shares you hold:
-	in your own name, and

-	in the Parker 401(k) plan.
If you do not specify voting instructions for shares in the Parker 401(k) plan, the trustee of the 401(k) plan will vote your shares in the same proportion to the votes for the other shares for which voting instructions have been received.
How may I obtain a separate set of voting materials?
If you share an address with another shareholder, only one set of proxy materials (including our Annual Report to Shareholders, 2006 Form 10-K and Proxy Statement) is being delivered to this address, unless you have provided contrary instructions to us. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from our transfer agent at:
Wells Fargo Bank, N.A.
Shareowner Services
P. O. Box 64854
St. Paul, MN 55164-0854
Toll free- (800) 468-9716
Phone- (651) 450-4064
Who will bear the cost of soliciting votes for the Annual Meeting?
Parker is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also hired Georgeson Inc. (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson a fee of $8,500 plus customary costs and expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.
How can I get a list of shareholders?
The names of shareholders of record entitled to vote will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 4:30 p.m., Central Time, at our principal corporate offices at 1401 Enclave Parkway, Suite 600, Houston, Texas, by contacting the Corporate Secretary of the Company.
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Shareholders or to nominate individuals to serve as directors?
You may submit proposals, including director nominations, for consideration at future shareholder meetings.
Shareholder Proposals: In order for a shareholder proposal to be considered for inclusion in the proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of Parker at our principal executive offices at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077 no later than November 24, 2007. The 2008 Annual Meeting is currently scheduled for April 23, 2008.
For a shareholder proposal that is not intended to be included in Parker’s Proxy Statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Parker Common Stock to approve that proposal, provide the information required by the by-laws of Parker and give timely notice to the Corporate Secretary of Parker, which, in general, requires that the notice be received by the Corporate Secretary of Parker no later than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
Nomination of Director Candidates: You may propose director candidates for consideration by the Corporate Governance Committee by submitting the candidate’s name and other relevant information to the Presiding Director of Parker’s Board at the principal executive offices set forth above. In order to allow time for review of the candidates’ credentials, please submit candidates to the Board by December 31, 2007.

Our procedure for selection of director candidates is described below under “Selection of Nominees as Director Candidates.”
To nominate a director, the shareholder must deliver the information required by the by-laws of Parker and by Regulation 14A of the Securities Exchange Act of 1934. In addition, the shareholder must give notice to the Corporate Secretary of Parker no later than 90 days and no more than 120 days in advance of next year’s annual meeting. The 2008 Annual Meeting is currently scheduled for April 23, 2008.
How may I obtain Parker Drilling’s Annual Report on Form 10-K?
A copy of our 2006 Annual Report on Form 10-K is enclosed. It is part of our Annual Report to Shareholders.
Shareholders may request another free copy of the 2006 Annual Report on Form 10-K from our corporate office address or it may be accessed on our Web site at http://www.parkerdrilling.com.
Where can I find more information about Parker?
Parker maintains a corporate Web site at http://www.parkerdrilling.com and shareholders can find additional information about the Company through the Investor Relations section of the Web site. Visitors to the Investor Relations portion of the Web site can view and print copies of the Company’s SEC filings, including Forms 10-K, 10-Q, and 8-K as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee, and Parker’s Code of Corporate Conduct and Parker’s Corporate Governance Principles are all available through the Web site. Alternatively, shareholders may obtain, without charge, copies of all of these documents by writing to the Corporate Secretary at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077. Please note that the information contained on Parker’s Web site is not incorporated by reference or considered to be a part of this Proxy Statement.
How can I get a copy of By-Law provisions?
You may contact the Parker Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

GOVERNANCE OF THE COMPANY
Corporate Governance Principles
In January 2004, the Board of Directors (“Board”) approved the Company’s Corporate Governance Principles, which comply with the minimum requirements of the corporate governance listing standards of the New York Stock Exchange (“NYSE”). In February of 2005, the Board approved certain revisions to the Corporate Governance Principles to reflect the Board’s determination regarding the size of the Board. In February 2007 the Board approved further revisions to clarify that the non-management members of the Board shall hold regular meetings and the independent directors shall meet at least once each year and that the Board will appoint a Presiding Director at its first regularly scheduled meeting each year to (i) preside at the meetings of the non-management and independent directors, (ii) receive and address communications from interested parties and (iii) act as the principal liaison between the non-management directors and the Chairman and the Chief Executive Officer. A copy of the revised Corporate Governance Principles is attached hereto as Annex B. From time to time we may further revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices, and the concerns of shareholders. Our Corporate Governance Principles are also published on our Web site at http://www.parkerdrilling.com in the “About Us” section under “Governance” and a free copy can be obtained by writing to Investor Relations at the Company’s headquarters.
Presiding Director
In accordance with the Corporate Governance Principles, during 2006, Dr. Robert M. Gates, chairman of the Corporate Governance Committee, acted as Presiding Director of the meetings of the non-management directors and at least one meeting of the independent directors, as required by the NYSE corporate governance listing standards. As Presiding Director, Dr. Gates’ responsibilities included (i) acting as the principal liaison between the non-management directors and the Chairman and the Chief Executive Officer, (ii) coordinating the activities of the non-management directors and the independent directors when acting as a group and (iii) receiving and addressing communications from interested parties contacting the non-management directors. During 2006, the non-management directors held three regularly scheduled meetings in conjunction with the regular Board meetings, and the independent directors met separately on at least one occasion. Dr. Gates resigned as a member of the Board on December 8, 2006, to accept a Presidential appointment as Secretary of Defense of the United States. At a meeting of the Board on February 23, 2007, Mr. R. Rudolph Reinfrank was appointed to act as Presiding Director.
Communications with the Board
Shareholders and other parties interested in communicating directly with the Presiding Director, with the non-management directors as a group or with the Board may do so by writing to the Presiding Director, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, whose contact information is also provided on our Web site. The Board has approved a process for handling these communications as follows:
•	The General Counsel is to review the correspondence.

•	The Presiding Director has directed the General Counsel to forward all correspondence that relates to human resource matters to the Director of Human Resources.

•	The Presiding Director has directed the General Counsel to forward all non-human resources correspondence to the Presiding Director.

•	The Presiding Director will determine, based on a process and criteria unanimously approved by the non-management directors, whether or not such communication warrants consideration by a committee of the Board or by the entire Board.

•	When appropriate, the Presiding Director will respond to the communication on behalf of the non-

management directors or the Board.
•	Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Director of Internal Audit and/or General Counsel in accordance with the Company’s whistleblower policy described below under “Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices.” Such matters are investigated by the Director of Internal Audit and/or the General Counsel and are reported to the Audit Committee and the Audit Committee directs any remediation that it deems appropriate.
Selection of Nominees as Director Candidates
The Corporate Governance Committee considers candidates for Board membership suggested by its committee members and other Board members, as well as management and the shareholders. The Corporate Governance Committee also has the authority to retain a third-party search firm to assist in identification of qualified candidates. A shareholder who wishes to recommend a candidate to be considered as a director nominee should notify the Presiding Director in writing at: Presiding Director, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, and include any supporting information that the shareholder deems appropriate by December 31, 2007, to enable the Corporate Governance Committee sufficient time to review the qualifications of candidates. The Corporate Governance Committee will also consider whether to nominate any person submitted pursuant to the provisions of the Company’s by-laws described above relating to shareholder nomination.
The Corporate Governance Committee is responsible for reviewing candidates and proposing candidates to the entire Board for director nominees. The Corporate Governance Committee charter includes a provision which requires the Corporate Governance Committee to review the qualifications of any candidate who has been submitted by a shareholder for consideration as a director nominee and advise the Board of its assessment. The Corporate Governance Principles and Corporate Governance Committee charter do not provide any minimum qualifications, but do provide that the directors should consider independence, diversity, age, skills, and experience in the context of the needs of the Board in making its determination of an appropriate candidate. The procedure for evaluating candidates recommended by shareholders is identical to the procedure for evaluating candidates proposed by other directors, management or by a search firm hired by the Corporate Governance Committee.
Because of the retirement of Mr. Robert L. Parker Sr. and the resignation of Dr. Robert M. Gates during 2006, the three classes of the Board are no longer similar in size, which requires that the classes be re-apportioned in order to comply with Section 304 of the NYSE Company Manual. At a meeting of the Board on February 23, 2007, the Board determined to re-apportion the classes of the Board, by moving Mr. Gibson, Jr. from Class I to Class III, as follows:
Class I: Messrs. Reinfrank, Whalen and Goldman
Class II: Messrs. McKee and Donnelly
Class III: Messrs. Parker Jr., Gibson, Jr. and Plank
This will result in Mr. Gibson, Jr. standing for election one year earlier than he otherwise would had he remained in Class I.
Director Independence Determination
In accordance with the NYSE corporate governance listing standards, as amended, on February 23, 2007, the Board conducted its annual review of director independence to determine whether or not any non-management directors had any material relationships or had engaged in material transactions with the Company. The analysis was based on information obtained from the directors in response to a director and officer questionnaire that each director and officer is required to complete each year, including disclosure of any transaction(s) with the Company in which the director, or any member of his or her immediate family, have a direct or indirect material interest. During these reviews, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Party Transactions” at page 24 of this Proxy Statement. The Board then made a determination whether or not the identified transactions or relationships are addressed in the specific independence criteria of the NYSE corporate governance listing standards, and, if so, whether or not these transactions exceeded the objective thresholds for independence. The Board further examined all other transactions and relationships to determine if such transaction(s), irrespective of their magnitude in terms of the objective criteria specified by the NYSE, would otherwise adversely affect the independence of any non-management director who had engaged in any such transaction or had any relationship with the Company during 2006. As a result of this review, the Board affirmatively determined that, with the exception of Mr. Whalen, who cannot be considered as independent for three years following his employment as Chief Financial Officer of the Company, all of the non-management directors are independent under the NYSE corporate governance listing standards on the basis that: (1) no non-employee director has engaged in a transaction or has a relationship with the Company that is contrary to or exceeds the thresholds of materiality as established by the specific independence criteria of the NYSE at Section 303A.02(b) and (2) in the considered opinion of the entire Board, the transactions of two subsidiaries of the Company with Apache Corporation (“Apache”), of which Mr. Plank is Executive Vice President and Chief Financial Officer, did not create any concern as to the independence of Mr. Plank, nor would it otherwise impair Mr. Plank’s ability to render independent judgment under Section 303A.02(a), due to the size of the transactions in comparison to Apache’s gross revenues. Our independent directors are R. Rudolph Reinfrank, John W. Gibson, Jr., Roger B. Plank, Robert E. McKee III, George J. Donnelly and Robert W. Goldman. Dr. Robert M. Gates, director until his resignation effective December 8, 2006, was determined by the Board to be an independent director during his tenure.
Parker Policy on Business Ethics and Conduct
All of our employees and Board members, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by Parker’s Code of Corporate Conduct to ensure that our business is conducted in accordance with the requirements of law and the highest standards of ethics. The Code of Corporate Conduct contains provisions on financial ethics consistent with the ethics requirements of the SEC that were instituted pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing standards of the NYSE.
The full text of our Code of Corporate Conduct is published on our Web site at http://www.parkerdrilling.com at “About Us” under the “Governance” section. In accordance with the SEC rules, we will disclose any future amendments to the Code of Corporate Conduct and any waivers of such code that affect directors and executive officers and senior financial personnel within two business days following such amendment or waiver. A free copy of the Code of Corporate Conduct is also available to anyone who requests it by writing to the Corporate Secretary at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices
In accordance with the SEC regulations adopted pursuant to SOX, the Audit Committee has adopted a procedure for the receipt, retention and handling of complaints regarding accounting practices, internal accounting controls and auditing practices. This policy and procedure has been integrated into the Company’s existing “whistleblower” policy, which allows the confidential and anonymous reporting of such matters, including other irregularities, via a “hotline” or over the Internet. Additionally, such complaints can be reported directly to the Director of Internal Audit and/or the General Counsel. The hotline number, the Internet site and the contact information for the Director of Internal Audit and General Counsel are provided on the Company’s Web site. The policy provides that the complaints be reported to the Director of Internal Audit and/or General Counsel for review, at which time they will be forwarded to the Audit Committee for further investigation and handling as the audit committee deems appropriate.
Director Education
Parker is committed to ensuring that its directors remain informed regarding best practices in corporate governance. Parker reimburses its directors for the costs of one seminar or training class each year related to their service as members of the Board.
Policy on Director Attendance at Annual Meeting
Parker’s Corporate Governance Principles provide that Board members are expected to be in attendance at all meetings including the Annual Meeting of Shareholders. Each of the ten directors were in attendance at the 2006 Annual Meeting.
Board and Committee Membership
The business of the Company is managed under the oversight of our Board. The Board has regularly scheduled meetings and special meetings as necessary to effectively oversee the business of the Company. In addition to meetings of the full Board, the non-management and independent directors have separate meetings among themselves and also have the opportunity to meet with other officers and review materials as provided to them or requested by them in order to be properly informed as to the business affairs of the Company.
During 2006, the Board held four regularly scheduled meetings, one of which was a two-day “retreat”, and 5 telephonic meetings. The non-management directors held three regularly scheduled meetings in connection with the regular board meetings and the independent directors met separately on at least one occasion. The Board has an audit committee, a compensation committee and a corporate governance committee. All of the incumbent directors attended at least 75% percent of the meetings of the Board and its committees on which they served during their tenure as a director and committee member.
The following table provides 2006 membership and meeting information for each of the committees of the Board.

Corporate
Name	Audit		Compensation		Governance
Mr. Reinfrank			X	*	X
Mr. McKee			X
Dr. Gates(1)					X *
Mr. Goldman			X
Mr. Gibson, Jr.	X		X
Mr. Plank	X	*			X
Mr. Donnelly	X
2006 Meetings	9		5		2

*Chair

(1)	Resigned from the Board and as chairman of the Corporate Governance Committee and Presiding Director effective December 8, 2006.
The Audit Committee
Audit Committee Independence Determination. At a meeting in February 2007, the Board reviewed the qualifications of the members of the audit committee and determined that, in addition to satisfying the NYSE independence standards, each member of the audit committee satisfies the independence requirements of the SEC, pursuant to Rule 10A-3 under the Securities and Exchange Act of 1934.
Audit Committee Financial Expert. At a meeting in February 2007, the Board confirmed that in February 2005 it had reviewed the qualifications of each Audit Committee member and unanimously determined that each member of the committee at that time met the requirements of an audit committee financial expert pursuant to Item 407(d)(5)(ii) of Regulation S-K, including Mr. Plank, who is currently chairman of the Audit Committee.
Financial Literacy and Financial Management Experience. At a meeting in February 2007, the Board reviewed the qualifications of each member of the Audit Committee and determined that each is financially literate and that at least one member has financial management experience as required by the NYSE corporate governance listing standards.
The Audit Committee has four regularly scheduled meetings each year, and schedules additional meetings to review earnings releases and public filings. The Audit Committee also schedules periodic meetings to be held separately with management, the internal auditor, the independent accountant and other officers as the committee deems necessary to properly perform its functions under its charter. The Audit Committee assists the Board with its monitoring of:
-	the integrity of the Company’s financial statements and internal controls,

-	the Company’s compliance with legal and regulatory requirements,

-	the independent registered public accounting firm’s qualification and independence, and

-	the performance of the internal audit function and the director of internal audit.
The other specific responsibilities of the Audit Committee are set forth in its charter. The committee reviewed its charter in February 2007 and determined, based on advice of counsel, that it was consistent with best practices. The Audit Committee charter is available on our Web site at http://www.parkerdrilling.com and in print upon request to: Parker Drilling Company, Corporate Secretary, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077; Telephone number: 281-406-2000.
The Compensation Committee
Compensation Committee Independence Determination
In accordance with its Charter, the Compensation Committee shall consist of no fewer than three directors, who shall not only meet the independence requirements of the NYSE, but also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code (“IRC”). The Committee is currently comprised of four members of the Board: Mr. R. Rudolph Reinfrank, Chairman, and committee members: Mr. John W. Gibson, Jr., Mr. Robert E. McKee III and Mr. Robert W. Goldman. Each member of the Committee is independent in accordance with the corporate governance listing standards of the NYSE and satisfies the additional requirements of the SEC and IRC. See page 13 of this Proxy Statement for independence analysis.
Although the Committee Charter has no specific requirements regarding the qualifications of Committee members, the Committee conducts annual self-evaluations of its performance and the Corporate Governance Committee reviews these evaluations and reports annually to the Board whether or not the Compensation Committee is functioning efficiently and effectively. In addition to remaining informed on the current issues and other matters relevant to the performance of their duties as members of the Committee, the current members of the Committee possess experience in compensation related issues.

The primary responsibilities of the Committee are set forth in its Charter, and include without limitation:
-	annually review and approve corporate goals and objectives relevant to CEO compensation, annually evaluate the CEO’s performance in light of those goals and objectives, and establish the CEO’s compensation based on this evaluation,

-	annually review and recommend to the Board compensation of the non-CEO executive officers,

-	annually review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as they deem appropriate,

-	define the compensation philosophy of the Company and assist in development and implementation of the compensation policies of the Company consistent with this philosophy,

-	establish the general framework for the rewards and incentives, both long and short-term, to achieve the goals of the Company’s compensation philosophy,

-	regularly report to the Board the Committee’s work,

-	review and discuss with management the Compensation Discussion & Analysis and the Committee Report recommending to the Board that the Compensation Discussion & Analysis be included in the annual proxy statement, and

-	annually review the Committee’s Charter.
On February 23, 2007, the Compensation Committee recommended certain revisions in the Charter in connection with its annual review, which revisions contain changes recommended by the compensation consultant and counsel to address recent SEC regulations on executive compensation and other matters consistent with accepted practices. The revised charter was approved by the Board at a meeting on the same date. The revised charter is attached hereto as Annex A and can also be found on the Company’s website at www.parkerdrilling.com. Alternatively, a print copy can be obtained by writing to: Parker Drilling Company, Corporate Secretary, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
The Charter of the Committee grants the Committee the authority to retain and terminate its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company provides appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisers retained by the Committee.
The calendar of meetings of the Committee, including the agendas for such meetings, are established at the beginning of each calendar year by the Committee, subject to adjustment for additional matters that may arise during the year. The scope of authority of the Committee is established by its Charter, which allows the Committee to delegate certain authority to other person(s) who are members of the Committee. The Committee has delegated limited power within a limited time frame to individual member(s) of the Committee to make certain decisions within defined parameters.

In 2006, the Committee convened for five meetings either in person or by telephone. Each of these meetings were attended in part by one or more members of the management team in order to obtain information from management that was relevant to the compensation decisions that the Committee was considering and to discuss other compensation issues and legal issues. During these meetings the Committee met in executive session on three occasions, one of which was attended in part by the CEO to discuss compensation recommendations for other executive officers and one of which was attended in part by the general counsel and outside counsel and representative(s) of Pearl Meyer & Partners (“PM&P” or “Consultant”) for the purpose of reviewing executive separation arrangements and general executive contract terms. The Committee also met formally in executive session on one occasion with Clark Consulting’s Executive Benefit Group, a division of PM&P’s parent, along with other related legal, accounting and insurance experts to provide the Committee and the Board with guidelines and recommendations on issues related to a settlement agreement regarding the split dollar insurance agreement between the Company and Mr. Robert L. Parker Sr. and a severance agreement in connection with the retirement of Mr. Robert L. Parker Sr. as Chairman and a member of the Board. The Committee also conferred informally on the latter matter on numerous occasions and authorized Mr. Reinfrank to negotiate the terms and conditions of these agreements for recommendation to the Committee, which approved agreements were also reported to the Board.
During the first two months of each year, the Committee customarily meets on two occasions, supplemented by discussions among members, PM&P and management outside normal meeting times, to review information, obtain recommendations from the CEO and PM&P, and discuss and analyze this information in preparation for its review and analysis of the total executive compensation program of the executive officers, which consists of base salary, annual cash incentive bonus, long-term incentive awards, perquisites and other benefits. In making decisions regarding the total executive compensation the Committee reviews and considers the following information and factors:
-	The Company’s executive compensation philosophy, policies and objectives, including the reasons for providing each element of executive compensation,

-	Tally sheets of each executive officer which include the following information:

-	Total compensation and the components thereof (base salary, annual incentive bonus, long term incentive compensation, stock options and grants),
-	Future compensation opportunities, including without limitation, long term incentive plans,

-	Post termination compensation,

-	Perquisites and

-	Past compensation.
-	Benefit programs compared to the peer group,

-	The relative pay level within the executive group,

-	Job performance, responsibilities and experience of each executive officer,

-	Competitive issues relevant to recruiting and retaining executive officers, including benchmarking, and

-	The reasons for providing each element of executive compensation.

Based on the above review and analysis, the Committee undertook the following actions regarding the executive compensation program during 2006:
-	Recommended a 3-year long-term equity-based incentive plan,

-	Established the base salary for the CEO and made recommendations to the Board regarding the base salary for other executive officers,

-	Approved the annual incentive bonuses for the executive officers for year 2005,

-	Reviewed and approved the severance package and split dollar life insurance settlement for Mr. Robert L. Parker Sr. in connection with his retirement as Chairman and a member of the Board, and

-	Recommended individual restricted stock grants for the executive officers.
The Compensation Committee followed the same process for establishing total compensation for the executive officers for 2007 and approving the annual incentive bonuses for 2006.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of R. Rudolph Reinfrank, John W. Gibson, Jr., Robert E. McKee III and Robert W. Goldman, all of whom are independent directors. None of the members of the Compensation Committee is or has been an officer or employee of the Company or its subsidiaries.
The Corporate Governance Committee
The Corporate Governance Committee was created and constituted in 2003 by the Board to be responsible for making recommendations to the Board concerning issues relating to certain aspects of corporate governance, including the review of nominees for candidates for Board positions under principles established in the Company’s corporate governance principles, to recommend Board members for committee positions, to recommend and review annually the Corporate Governance Principles, to assess the overall effectiveness of the Board and its committees on an annual basis, to make recommendations on director compensation and to set guidelines on Board service. The Corporate Governance Committee is composed entirely of directors who meet the independence requirements of the NYSE. At a meeting of the Board on February 23, 2007, Mr. McKee was appointed as a member and Chairman of the Corporate Governance Committee.
The Corporate Governance Committee charter contains the specific duties and responsibilities of the committee. In 2007, the Corporate Governance Committee recommended a re-apportionment of the classes of directors in order to remain in compliance with Section 304 of the NYSE Company Manual. The committee reviewed its charter in February 2007 and determined to amend the Charter to provide that the Presiding Director shall receive communications from shareholders and other interested parties. Except for this amendment, the Corporate Governance Committee determined, based on the advice of counsel, that it was consistent with best practices in corporate governance. A copy of the charter is attached hereto as Annex C, and is available on our Web site at http://www.parkerdrilling.com and in print upon request to: Parker Drilling Company, Corporate Secretary, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077; Telephone number: 281-406-2000.

BOARD OF DIRECTORS
NOMINEES FOR DIRECTOR (CLASS II) — WITH TERM OF OFFICE EXPIRING AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS
ROBERT E. MCKEE III
DIRECTOR SINCE FEBRUARY 2005
Mr. McKee, age 60, retired in March 2003, after 36 years with ConocoPhillips and Conoco, Inc., serving the last ten years as Executive Vice President-Worldwide Exploration and Production. He currently serves on the board of directors of Questar Corporation and Post Oak Bank (Houston, Texas). From September 2003 through March 2004 Mr. McKee served as Senior Oil Advisor in Iraq by Presidential appointment. He is also a member of the Advisory Committee for the University of Texas Engineering Department and serves on the Colorado School of Mines Advisory Board and the Institute of International Education Board (Southern Region). He is also Chairman of Enventure, a joint venture company of Shell and Halliburton.
GEORGE J. DONNELLY
DIRECTOR SINCE OCTOBER 2005
Mr. Donnelly, age 68, was appointed to the Board in October 2005, and has served as president and chief executive officer of the Houston Hispanic Chamber of Commerce since 2005 and managing partner of Lilo Ventures, a venture capital firm, since 2001. Mr. Donnelly served as president of the San Jacinto Museum of History from 2000 to 2002. He began his career at Texaco in 1962 and served in various roles at Texaco and Gulf Oil until 1997, including vice president of the worldwide energy and minerals division, vice president of the Latin American division and head of their Washington, D.C. office. Mr. Donnelly serves on the board of directors of the Greater Houston Partnership and the Institute of International Education.
CONTINUING DIRECTORS (CLASS III) — WITH TERM OF OFFICE EXPIRING AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS
ROBERT L. PARKER JR.
DIRECTOR SINCE 1973
Mr. Parker Jr., age 58, is chairman, president and chief executive officer, having joined the Company in 1973. He was elected president and chief operating officer in 1977 and chief executive officer in 1991 and appointed chairman on April 28, 2006. He previously was elected a vice president in 1973 and executive vice president in 1976. Mr. Parker Jr. is on the board of directors of the University of Texas Engineering Foundation Advisory Council, the University of Texas Development Board, the University of Texas Health Science Center (Houston) Development Board and the International Association of Drilling Contractors. He is the son of Robert L. Parker, Chairman Emeritus.
JOHN W. GIBSON, JR.
DIRECTOR SINCE 2001
Mr. Gibson, Jr., age 49, currently serves as President and CEO of Paradigm GeoTechnology B.V., a role he accepted in September 2005. From January 2003 through December 2004, Mr. Gibson held the position of president and chief executive officer of Halliburton’s Energy Services Group, having previously served as president of Halliburton Energy

Services since March 2002. Mr. Gibson had also served as president and chief executive officer of Landmark Graphics Corporation from 2000 to 2002 and earlier as chief operating officer. Mr. Gibson has served on the Board of Alaska Communications Systems. He is also a National Board member of KICKSTART.
ROGER B. PLANK
DIRECTOR SINCE MAY 2004
Mr. Plank, age 50, is Executive Vice President and Chief Financial Officer of Apache Corporation (“Apache”), having served in this position since May 2000. Mr. Plank previously served as Vice President of Corporate Communications, Vice President of External Affairs and Vice President of Planning and Corporate Development for Apache. He is also a member of the Board of Trustees and Audit Committee for Wyoming’s Ucross Foundation and a member of the board of directors of Houston’s Alley Theatre.
CONTINUING DIRECTORS (CLASS I) — WITH TERM OF OFFICE EXPIRING AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS
R. RUDOLPH REINFRANK
DIRECTOR SINCE 1993
Mr. Reinfrank, age 51, is a co-founder of Clarity Partners, a private equity and venture capital firm, where he has held the position of managing general partner since 1997. In 1997 Mr. Reinfrank co-founded Rader Reinfrank & Co., LLC, Beverly Hills, California. From May 1993 through December 1996, Mr. Reinfrank was a managing director of the Davis Companies.
JAMES W. WHALEN
DIRECTOR SINCE OCTOBER 2005
Mr. Whalen, age 65, was elected to the board as Vice-Chairman in October 2005 after serving as senior vice president and chief financial officer for Parker Drilling from October 2002 until October 2005. He has served as a director of Targa Resources, Inc., a mid-stream energy asset company (“Targa”), since April 2005, and as President, Finance and Administration of Targa since November 2005. In addition, Mr. Whalen has served as a director of Equitable Resources, Inc., an integrated energy company (“Equitable”), since 2003 and has been chairman of the audit committee of Equitable since 2004. Prior to joining Parker Drilling, Mr. Whalen served as the chief commercial officer of Coral Energy, a wholesale natural gas and power marketing and trading company, from 1998 to 2000, where he was responsible for the marketing and trading for natural gas and power assets.
ROBERT W. GOLDMAN
DIRECTOR SINCE OCTOBER 2005
Mr. Goldman, age 64, was elected to the board in October 2005. He retired from Conoco, Inc. in 2002, after 14 years of service, most recently as senior vice president, finance and chief financial officer. Prior to that time he was employed for 23 years by E. I. du Pont de Nemours & Co. in a variety of domestic and international finance and operating assignments. Since 2002 he has been self employed as a financial consultant. Mr Goldman is the elected vice president, finance of the World Petroleum Council, a member of the Financial Executives Institute and a member of the Outside Advisory Council of Global Infrastructure Partners, a private equity fund investing in the global energy, transportation and water infrastructure sectors. He serves on the board of directors of El Paso Corporation, McDermott International, Inc. and Tesoro Corporation, as well as the board of directors of the Alley Theatre in Houston, Texas.

DIRECTOR COMPENSATION
FEES AND BENEFIT PLANS FOR NON-EMPLOYEE DIRECTORS
Annual Cash Retainer Fees. In 2006, the non-employee directors received an annual cash retainer fee of $25,000 per year. The full annual retainer fee is paid to all current directors as of the date of the annual meeting. Directors who are appointed during the year receive a pro-rated fee for the remainder of the period until the next annual meeting, but directors who leave the Board prior to serving the entire period between annual meetings do not forfeit any of the annual retainer previously received.
Meeting Fees. In 2006, non-employee directors also earned a fee of $3,000 for each Board meeting, including telephonic Board meetings, and $2,000 for each committee meeting, including telephonic committee meetings, that they attended or in which they participated by telephone. These meeting fees are accrued and paid quarterly.
Committee Chair Fees. In 2006, the Audit Committee Chair received an additional fee of $12,000 and the Compensation and Corporate Governance Committee Chairs received an additional fee of $6,000 each.
On February 21, 2007, the Corporate Governance Committee reviewed the compensation for the non-employee directors and received and considered a report from PM & P, who were retained to evaluate non-employee director compensation. After consideration of the PM & P report and other factors deemed relevant by the committee, the committee recommended, and the Board approved on February 23, 2007, the following revisions to the non-employee director retainer and fees, with these revised retainer and fees to be effective from and after February 23, 2007:
•	increase in annual retainer to $30,000,

•	reduce the Board meeting fee to $2,500,

•	increase all committee meeting fees to $2,500, and

•	increase chair fees for Compensation and Corporate Governance Committees from $6,000 to $12,000.
Equity Grants. The non-employee directors are eligible to participate in the Company’s 2005 Long Term Incentive Plan (“2005 LTIP”), which allows for the grant of stock options and restricted stock grants. As reported in the 2006 Proxy Statement the Board approved an award of 8,500 shares of restricted stock for each of the non-employee directors, effective February 1, 2006, which shares vested on the anniversary date of the grant, or February 1, 2007, with the exception of Dr. Gates, the vesting of which shares was accelerated effective December 7, 2006, by unanimous consent of the Board, due to Dr. Gates’ resignation to accept a Presidential appointment as Secretary of Defense. Upon review of the 2007 report of PM&P and considering other factors that the committee deemed relevant, the Corporate Governance Committee recommended, and the Board approved a grant of 11,135 shares of restricted stock to each of the non-employee directors, effective February 23, 2007, which shares shall vest on the anniversary date of the grant.

2006 DIRECTOR COMPENSATION TABLE

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)	($)
Mr. Reinfrank	99,000	91,318	0	0	0	0	$190,318
Dr. Gates	55,000	99,620	0	0	0	0	$154,629
Mr. Gibson, Jr.	76,000	91,318	0	0	0	0	$167,318
Mr. Plank	83,000	91,318	0	0	0	0	$174,318
Mr. McKee	65,000	91,318	0	0	0	0	$156,318
Mr. Donnelly	68,000	91,318	0	0	0	0	$159,318
Mr. Goldman	65,000	91,318	0	0	0	0	$156,318
Mr. Whalen	55,000	91,318		0	0	0	$146,318
Total	$566,000	$735,846	$0	$0	$0	$0	$1,304,855

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, of the 8,500 shares of restricted stock awarded to each non-employee director on February 1, 2006, in accordance with FAS 123R. The aggregate grant date fair value for this award to each director for the fiscal year ended December 31, 2006, in accordance with FAS 123R is $99,620, based on the closing price of $11.72 of the Company’s common stock on February 1, 2006, which was the grant date.

(2)	Does not include the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, of outstanding stock options of Mr. Whalen that were granted to him during his tenure as CFO of the Company.
Board members are reimbursed for their travel expenses incurred in connection with attendance of Board and committee meetings and for one board education program each year. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation on the Board.
OPTION/SAR GRANTS IN 2006 TO NON-EMPLOYEE DIRECTORS
No stock options or SAR grants were made to non-employee directors in 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Corporate Governance Committee, or its designee, is charged with reviewing and approving any transactions between the Company and current or former officers or directors, as specified in its charter. During 2006 the Company entered into two agreements with Mr. Robert L. Parker Sr. related to the Split Dollar Life Insurance Agreement with Robert L. Parker Sr. and The Robert L. Parker Sr. and Catherine M. Parker Family Trust Under Indenture Dated the 23rd day of July 1993 (“Trust”), and the retirement of Mr. Parker as Chairman and a member of the Board.
Consulting Agreement
On April 6, 2006, in connection with the retirement of Robert L. Parker Sr. as Chairman and a member of the Board (effective April 28, 2006), the Company entered into a Consulting Agreement with Mr. Parker Sr. (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Parker Sr.’s Employment Agreement with the Company, effective as of November 1, 2002, was terminated effective April 30, 2006. The Consulting Agreement has a term of two years, and provides for:
(i)	payment of unpaid vacation pay that has accrued through April 30, 2006,

(ii)	a lump sum payment of $397,500 on November 2, 2006,

(iii)	monthly payments of $66,250 commencing on December 1, 2006, through and including May 1, 2008, and

(iv)	coverage under the Company’s medical and dental plans for Mr. Parker Sr. and his spouse through April 30, 2008.
If Mr. Parker Sr. should die during the two-year term, the payments shall continue to be made to his spouse, if she survives him, and if she does not survive him, to Mr. Parker’s beneficiaries.
The Consulting Agreement requires Mr. Parker Sr. to be available to provide certain services to the Company during the term of the Consulting Agreement, including without limitation, assisting with projects on which Mr. Parker Sr. worked while Chairman of the Company, bridging relationships with customers, and assisting with marketing efforts utilizing relationships developed during Mr. Parker Sr.’s tenure with the Company.
Mr. Parker Sr. will be required to maintain the confidentiality of any information he obtains while an employee or consultant during the term of the Consulting Agreement, to disclose and assign to the Company any ideas he conceives and any inventions he develops related to the business of the Company or his consulting with the Company. During the term of and for one year after the termination of the Consulting Agreement, Mr. Parker Sr. is prohibited from soliciting business from any of the Company’s customers or individuals with which the Company has done business, becoming interested in any capacity in any business that competes with the Company and will be prohibited from recruiting any employees of the Company.
Termination of Split Dollar Life Insurance Agreement
On April 6, 2006, Mr. Parker Sr. and The Robert L. Parker, Sr. and Catherine M. Parker Family Trust Under Indenture Dated the 23rd Day of July, 1993 (the “Trust”) and the Company entered into a Termination of Split Dollar Life Insurance Agreement (the “Termination Agreement”). The Termination Agreement, which terminates the Split Dollar Life Insurance Agreement dated the 21st day of February, 1995, among the Company, Mr. Parker Sr. and the Trust, as amended by the Amendment to and Restatement of Split Dollar Life Insurance Agreement dated the 19th day of April, 2000 (as amended, the “Split Dollar Life Insurance Agreement”), provides that the Trust will pay the Company approximately $2,450,000 in exchange for a release of the Company’s collateral assignment of all insurance policies owned by the Trust on the lives of Mr. Parker Sr. and his spouse, Mrs. Parker. Subject to the parties complying with their respective undertakings in regard to the lawsuit filed by the Company and the Trust against the insurer and brokers in connection with the insurance policies that were the subject of the Split Dollar Life Insurance Agreement, the parties also agreed to mutually release each other from any further obligations under the Split Dollar Life Insurance Agreement. The parties have agreed that the Company will pay the expenses of such lawsuit and that any proceeds will be used first to repay these expenses plus interest at 7% per annum and then the remaining balance will be shared equally. The Company also has the right to terminate its participation in the lawsuit at any time. In the event there is no monetary award or it is not sufficient to reimburse the Company, the Trust will have no obligation to pay the Company any portion of such amounts not reimbursed.
Due to the complexities of the above matters, the Board designated Mr. Rudolph Reinfrank to represent the Board in connection with the negotiation of these two agreements. Mr. Reinfrank made a full report to the Compensation Committee which approved the terms and conditions of these agreements and Mr. Reinfrank also made a full report to the Board.
Lease Agreements
As part of building business relationships and fostering closer ties to clients, the Company traditionally hosts customers in a variety of activities such as sporting events and other outdoor activities, often coupled with industry-related conferences.
Robert L. Parker, former chairman of the Company and now chairman emeritus, through the Robert L. Parker, Sr. Family Limited Partnership (the “Limited Partnership”) owns a 2,987 acre ranch near Kerrville, Texas, (the “Cypress Springs Ranch”) and a 4,982 acre ranch in Mazie, Oklahoma (the “Mazie Ranch”). The Cypress Springs Ranch has lodging, conference facilities, sporting and other outdoor activities which the Company utilized in connection with marketing and other business purposes during 2006. The Mazie Ranch has hunting, fishing and other outdoor facilities.
Effective as of January 1, 2005, the Company and the Limited Partnership entered into a lease agreement pursuant to which the Company pays the Limited Partnership a monthly fee in exchange for unlimited access to the facilities at the Cypress Springs Ranch and the Mazie Ranch. During 2006, the Company paid the Limited Partnership a total of $396,000 in lease fees. The Limited Partnership also entered into a services agreement with the Company effective as of January 1, 2005, pursuant to which the Company provides certain personnel to the Limited Partnership to maintain the Cypress Springs Ranch and the Mazie Ranch. During 2006, the Limited Partnership paid the Company a total of $262,158 for the provision of such personnel. The lease agreement and the services agreement were both terminated effective December 31, 2006.
Robert L. Parker Jr., president and chief executive officer of the Company, owns a 1,400 acre ranch near Kerrville, Texas (the “Camp Verde Ranch”). The Camp Verde Ranch has lodging as well as hunting, fishing and other outdoor facilities. Effective January 1, 2005, the Company entered into a lease agreement pursuant to which the Company pays Robert L. Parker Jr. a monthly fee in exchange for unlimited access to the Camp Verde Ranch facilities. During 2006, the Company paid Robert L. Parker Jr. a total of $92,400 in lease fees. Mr. Parker Jr. also entered into a services agreement with the Company effective as of January 1, 2005, pursuant to which the Company provides certain personnel to Mr. Parker Jr. to maintain the Camp Verde Ranch. During 2006, Mr. Parker Jr. paid the Company a total of $63,188 for the provision of such personnel.
Other Transactions
Mr. Plank is a continuing director and it is anticipated he will stand for election as a Class III director in 2008. Mr. Plank is Executive Vice President and Chief Financial Officer of Apache Corp. (“Apache”), a large independent oil and gas producer. During 2006, subsidiaries of the Company received approximately $5,075,421 million in gross revenues for drilling and rental tool services provided to Apache and its affiliates.

On February 21, 2007, the Corporate Governance Committee reviewed the business between the Company and Apache and determined that it would not impair the independence of Mr. Plank and reported its findings to the Board on February 23, 2007. See page 13 for the Board’s analysis and determination that the business between the Company and Apache is not material to either company and does not present a conflict of interest or otherwise impair the independence of Mr. Plank or his ability to render independent judgment under the corporate governance listing standards of the NYSE.
Related Party Transaction Policy
On February 23, 2007, the Corporate Governance Committee recommended and the Board approved a formal Related Party Transaction Policy that requires the prior approval by the Corporate Governance Committee of any transaction between the Company and any Related Party, which expanded the role of the Corporate Governance Committee from its previous responsibilities for reviewing contracts between the Company and current or former officers and directors. For the purposes of this policy a Related Party is (i) any senior officer (which shall include each executive vice president and Section 16 officer) or director of the Company, (ii) a shareholder owning in excess of five percent of the Company (or its controlled affiliates), (iii) a person who is an immediate family member of a senior officer or director, or (iv) an entity which is owned or controlled by any person or entity listed in (i), (ii) or (iii) above, or an entity in which a person or entity listed in (i), (ii) or (iii) above has a substantial ownership interest control.
INDEMNIFICATION
In accordance with our by-laws, we indemnify our directors and officers to the fullest extent permitted by law. We also have signed agreements with each of the directors and officers contractually obligating us to provide indemnification to each director and officer.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
The following table sets forth information concerning beneficial ownership of the Company’s common stock as of January 31, 2007, based on 109,146,332 shares issued and outstanding on such date, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table, and (d) all directors and the executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.
AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

		RIGHT
	SHARES	TO	PERCENT OF
	OWNED	ACQUIRE	OUTSTANDING
NAME	(#)(1)	(#)(2)	SHARES(3)
FMR Corp. **	10,375,029 (4)		9.50%
Barclays***	6,277,636 (5)		5.75%
Robert L. Parker	0		*
Robert L. Parker Jr.	763,051	795,000	1.42%
R. Rudolph Reinfrank	18,500	72,000	*
Robert W. Goldman	8,500	0	*
John W. Gibson, Jr.	85,000	8,500	*
Roger B. Plank	188,500	15,000	*
Robert E. McKee III	18,500	0	*
James W. Whalen	299,312	0	*
George J. Donnelly	8,500	0	*
David C. Mannon	269,105	25,000	*
W. Kirk Brassfield	107,678	115,000	*
Denis Graham	133,710	70,000	*
Ronald C. Potter	83,604	62,500	*
Directors and executive officers as a group (13 persons)	1,983,960	1,163,000	1.79%

*	Less than 1%

**	82 Devonshire St., Boston, MA 02109

***	45 Fremont St., San Francisco, CA 94105
(1)	Includes shares for which the person:
-	has sole voting and investment power, or

-	has shared voting and investment power with his/her spouse
Also includes restricted stock held by directors and executive officers over which they have voting power but not investment power.
Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can presently be acquired through stock option exercises and within sixty (60) days of January 31, 2007.

(3)	Shares of common stock which are not outstanding but which could be acquired by a person upon exercise of an option within 60 days of January 31, 2007, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Based on information obtained from Schedule 13G dated February 14, 2007, filed by FMR Corp. .
(5)	Based on information obtained from Schedule 13G filed by Barclays Global Investors, and includes amounts held by Barclays Global Fund Advisors (“Barclays”) dated January 31, 2007.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the NYSE, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this proxy statement any failure to file by these dates during and with respect to fiscal 2006.
To the Company’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2006, our officers, directors and more than 10 percent shareholders complied with all Section 16(a) filing requirements, with the exception of (i) the acquisition by Mr. Mannon of 5,000 shares of common stock on June 13, 2006, which was reportable on a Form 4 on June 15, 2006, and was filed on July 5, 2006, and (ii) the transfer by Mr. Whalen of ownership of 92,700 shares of common stock to his spouse on December 21, 2005, which was reportable on a Form 5 on February 14, 2006, and was filed on February 13, 2007.

PROPOSALS TO BE VOTED ON
ITEM 1— ELECTION OF DIRECTORS
The by-laws of the Company currently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board. Due to the retirement and resignation of Mr. Parker Sr. and Dr. Gates, respectively, during 2006, on February 23, 2007, the Company currently has eight directors, and the Board approved the re-allocation of the directors among the three classes of directors in compliance with Section 304 of the NYSE Company Manual. See page 13 of this Proxy Statement.
Our directors serve staggered terms. This is accomplished as follows:
•	each director who is elected at an annual meeting of shareholders serves a three-year term,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.
Nominees for directors this year are Messrs. McKee and Donnelly. These two directors currently comprise Class II of the three classes of directors. Mr. McKee and Mr. Donnelly were appointed as directors by the Board in February 2005 and October 2005 respectively and are standing for election by the shareholders for the first time this year. For biographical information on these directors, see page 20. The remaining directors will continue to serve the terms described in their biographies under “Board of Directors” at page 20 and 21.
Each of the two nominees for director this year currently is a director of the Company and has consented to serve a three-year term.
The Board of Directors recommends a vote FOR these nominees.
ITEM 2- PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 140,000,000 TO 280,000,000
The authorized capital of the Company is Twenty-five million, two hundred eighty thousand Dollars ($ 25,280,000) and presently consists of 140,000,000 shares of common stock, par value Sixteen and 2/3 Cents ($0.16 2/3) per share (“Common Stock”) and 1,942,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”). The number of shares of Common Stock outstanding as of December 31, 2006, was 109,128,451. Allowing for the number of shares of Common Stock outstanding or reserved for future issuance under the Company’s employee benefit plans (5,758,766 shares), only 25,112,783 authorized shares of Common Stock remain freely available for issuance, including 838,875 shares held in treasury at December 31, 2006.
The Board has determined that the number of unreserved shares of Common Stock presently available for issuance is not sufficient to provide for future contingencies and needs of the Company, such as possible future financings, stock splits, business acquisitions, business combinations, stock distributions, equity incentives for employees, officers or directors, or other corporate purposes. The Company explores potential acquisitions on a regular basis and may issue shares of Common Stock in connection with such acquisitions. While the currently authorized shares of Common Stock are sufficient to provide for the Company’s immediate needs, an increase in such authorized shares available for issuance would give the Company greater flexibility to respond to opportunities without the expense and delay of a special meeting of shareholders. As of the date on which this proxy statement is being mailed, there are no definite proposals in place with respect to any material transaction which could involve the issuance of Common Stock. If there are any potential business combination transactions which require shareholder approval, such approval will be requested at the appropriate time.
The Board has unanimously adopted a resolution for a proposed amendment (“Proposed Amendment”) to the Company’s Restated Certificate of Incorporation to increase the number of shares of authorized common stock, $0.16 2/3 par value, from 140,000,000 to 280,000,000. The Company’s Restated Certificate of Incorporation presently authorizes 140,000,000 shares of common stock. The Proposed Amendment, a copy of which is attached to this proxy statement as Annex D, will have no effect on the number of shares of Preferred Stock that the Company is authorized to issue. The resolutions adopted by the Board, which will be presented for approval by the shareholders at the Annual Meeting are set forth below:
RESOLVED, that, subject to the approval of the shareholders of the Company, the Restated Certificate of Incorporation of the Company, as amended, be, and the same hereby is, amended by changing only the first paragraph of Article Fourth so that, as amended, said first paragraph of Article Fourth shall read in its entirety as follows:
“FOURTH: The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is 281,942,000, of which 1,942,000 shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share (hereinafter called “Preferred Stock”), and the remaining 280,000,000 shares shall be Common Stock of the par value of sixteen and two-thirds cents ($.16-2/3) per share (hereinafter called “Common Stock”). The designations and the powers, preferences and rights, and the qualifications, limitations, restrictions and other special or relative attributes granted to or imposed upon the shares of Preferred Stock shall be as fixed in Section 1 of this Article FOURTH, or as may be fixed by the Board of Directors in accordance with the provisions thereof, and the designations and the powers, preferences and the rights, and the qualifications, limitations, restrictions and other special or relative attributes granted to or imposed upon the shares of Common Stock shall be fixed in Section 2 of this Article FOURTH.”
AND FURTHER RESOLVED, that a Certificate of Amendment to the Restated Certificate of Incorporation of the Company be, and the same hereby is, authorized and approved, to record the amendment of Article Fourth of the Company’s Restated Certificate of Incorporation as authorized and approved in the preceding resolution.
The Board believes that the Proposed Amendment will provide several long-term advantages to the Company and its shareholders. The passage of the Proposed Amendment would enable the Company to pursue acquisitions or enter into transactions which the Board believes will provide the potential for growth and profit in accordance with the Company’s strategic plan. If additional authorized shares are available, transactions dependent upon the issuance of additional shares will be less likely to be adversely affected by delays and uncertainties that could result from the need to obtain shareholder authorization to provide the shares necessary to complete such transactions.
The additional authorized shares of Common Stock could also be used for such purposes as raising additional capital for the expansion and/ or upgrade of the Company’s drilling rig fleet or rental tool inventory. As of the date on which this Proxy Statement is being mailed, there are no definite plans relating to the issuance of any of the additional shares of Common Stock proposed to be authorized. Such shares would be available for issuance without future action by the shareholders, unless required by the Company’s Restated Certificate of Incorporation or By-laws, by the rules of any stock exchange on which the Common Stock may be listed, or by applicable law. Without an increase in authorized shares, the Company may have to forego an investment opportunity.
In addition, the availability of authorized but unissued shares of Common Stock could, under certain circumstances, have an anti-takeover effect. Although the Board of Directors has no present intention of doing so, the issuance of new shares of Common Stock could be used to dilute certain rights of a person seeking to obtain control of the Company should the Board of Directors consider the action of such person not to be in the best interest of the shareholders of the Company. The Company is not aware of any pending or proposed effort to obtain control for the Company or to change the Company’s management.
In the event additional shares of Common Stock are issued by the Company, existing holders of Common Stock would have no preemptive rights under the Company’s Restated Certificate of Incorporation, or

otherwise, to purchase any of such shares. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing shareholders, increase or decrease earnings per share, and increase or decrease the book value of shares presently held.
An affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Proposed Amendment. If approved by the shareholders, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of Common Stock.
The Board of Directors recommends a vote FOR approval of the Proposed Amendment.
ITEM 3-– RATIFY APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged                      to serve as our independent registered public accounting firm for 2007. Shareholders are being asked to ratify the appointment of                      as the Company’s independent registered public accounting firm for 2007. If the shareholders do not ratify the appointment, the Audit Committee will re-consider the appointment. Representatives of                      will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement should they desire to do so.
The Board of Directors recommends a vote FOR the ratification of the appointment of                      as our independent registered public accounting firm for 2007.

Audit Committee Report
The following report does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference in such filing.
The Audit Committee is responsible for providing independent, objective oversight of Parker’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting, audit processes and compliance with laws, regulations and Company policies. The Audit Committee oversees the financial reporting process on behalf of the Board, reviews the financial disclosures and meets privately with the independent registered public accounting firm (the “independent accountants”) to discuss the internal accounting control policies and procedures. The Audit Committee reports on these meetings to the Board.
The committee operates pursuant to a Charter, which sets forth the duties and responsibilities of the committee, which duties are summarized on page 15 of this Proxy Statement. While the committee has certain duties as set forth in the Charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting rules and regulations, as these functions are the responsibility of management and the independent accountants. In the performance of its oversight function, the committee addressed the following specific matters:
•	Reviewed quarterly financial statements, the 2006 year-end audited financial statements (10-K) and earnings releases, including disclosures made in the management discussion and analysis, the quality of the accounting principles, the reasonableness of significant judgments and the sufficiency of the disclosures, and discussed them with management and the independent accountants,

•	Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant’s independence and confirmed the independence of the independent accountants,

•	Engaged in private discussions with the independent accountants to discuss matters relevant to the planning and implementation of the Company’s audit,

•	Discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended by SAS 90, including without limitation, the quality as well as the completeness and accuracy of the financial statements,

•	Discussed with management and the independent accountants significant financial and reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including all critical accounting policies and practices and alternative treatment of financial transactions,

•	Discussed with management, the Company’s use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies,

•	Met regularly with the director of internal audit (including private meetings) and reviewed reports prepared by the internal auditing department and management responses, and approved the scheduling, budget and staffing of the planned scope of internal audits,

•	Discussed with management various matters regarding the compliance of the Company and its subsidiaries with the Company’s Code of Corporate Conduct, including the Foreign Corrupt Practices Act,

•	Discussed with management and the independent accountants the effect of major legislative, regulatory or accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements,

•	Discussed with management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including policies regarding risk assessment and risk management policies,

•	Discussed certain legal matters with counsel,

•	Received a report describing all related-party transactions,

•	Maintained oversight over the anonymous reporting, including a third party hotline service, of any alleged accounting or audit complaints or other irregularities consistent with the requirements of the SEC pursuant to SOX and reviewed matters with the director of internal audit and general counsel that were reported to ensure they were properly investigated and that appropriate remedial action was taken when necessary,

•	Approved the fees charged by the independent accountants for services performed in 2006 in accordance with the pre-approval policy approved in January 2004. These fees are set forth in the table immediately following this report,

•	Monitored the Company’s compliance with internal controls over financial reporting pursuant to Section 404 of SOX,

•	Met privately with the independent accountants at various times throughout the year,

•	Retained as the independent registered public accounting firm of the Company for 2007, and

•	Reviewed the report on internal control over financial reporting filed pursuant to Section 404 of SOX, which report did not note any material weaknesses, and discussed with management the adequacy of changes in internal control over financial reporting to address minor issues.
Based on the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2006, be included in Parker’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.
Respectfully submitted,
Roger B. Plank, Chairman
John W. Gibson Jr.
George J. Donnelly

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2006	2005
Audit fees: (1)	$1,666,152	$2,030,308

Audit-related Fees: (2)	$3,283	$19,597

Tax fees: (3)	$43,900	$115,564

All other fees:	$139,159	$0

Total	$1,852,494	$2,165,469

(1)	Audit fees consisted of audit of the annual financial statements, quarterly reviews of financial statements, statutory audits of foreign subsidiaries, assistance in any required filings with the SEC and the SOX internal control audit.

(2)	Audit related fees consisted primarily of audits of benefit plans.

(3)	Tax fees consisted principally of assisting Company affiliates in the preparation of foreign tax returns.

(4)	All other consisted primarily of fees incurred in filing Form S-4 in connection with offering of common stock in January 2006.
100% of all audit fees and allowable non-audit fees were pre-approved by the audit committee in accordance with the pre-approval policy.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In response to these rules, the Audit Committee established a policy in April 2003, which was amended in January 2004, in connection with the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, which policy was attached to the 2004 Proxy Statement. Such services are pre-approved to a specific dollar threshold. All other permitted services, as well as proposed services exceeding such specified dollar thresholds, must be separately approved by the Audit Committee. In July 2006, the Audit Committee pre-approved the audit and non-audit fees for 2006 and separately authorized the chairman of the Audit Committee to approve non-material amounts in excess of the pre-approved amounts.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
Compensation Philosophy
     Our compensation philosophy is to provide competitive total compensation to our executive officers that rewards performance and is appropriate considering all relevant factors and circumstances. We believe that the goals and objectives of our compensation philosophy are best served by adhering to the following principles:
-	First, to tie a significant portion of executive compensation to our performance, taking into consideration pre-established financial objectives, operational objectives, and personal performance objectives that are established in a manner to reward our executive officers for achieving the goals of our five year strategic plan,

-	Second, to implement a compensation philosophy that conveys to our shareholders that our executive compensation is aligned with our shareholders’ interests,

-	Third, to design each component of executive compensation to be competitive with the compensation practices of peer companies, and

-	Fourth, to use a mix of salary, annual incentives and long-term incentives to attract and retain highly qualified personnel.
We have adopted this philosophy because we believe it is important to our success, which is directly affected by our ability to attract and retain the type of highly qualified personnel who are motivated to achieve our business goals and thereby increase shareholder value.
Administration
Compensation Committee. Our executive compensation program is administered by the Compensation Committee (the “Committee”) of the Board in accordance with the charter of the Committee and other corporate governance requirements of the SEC and the NYSE. We describe the specific duties and responsibilities of the Committee and the process the Committee utilizes in making compensation decisions in this proxy statement under “Governance of the Company—The Compensation Committee” at page 16.
Compensation Consultant. The Committee has engaged PM&P upon the terms that the Committee has negotiated with PM&P, to advise the Committee on certain compensation issues from time to time as discussed below. The assignments of the Consultant are determined primarily by the Committee, although management may have input into these assignments. The Committee considers PM&P to be independent based on the following factors:
-	the Committee has the ability to hire and fire PM&P,

-	PM&P receives substantially all of its assignments from the Committee with regard to executive compensation matters, and

-	PM&P has performed only limited work for management in connection with its extensive database for the industry and in its application to employee incentives and general compensation and routinely reports this work to the Committee.

During 2006 the Committee engaged PM&P to provide compensation consulting services:
-	Compile financial performance norms for the Company’s peer group in the oil and gas drilling business which were used by the Committee to analyze the Company’s performance in connection with the peer group compensation data,

-	Provide peer group compensation data to assist the Committee in establishing executive compensation for the CEO and recommending compensation for other executive officers that is competitive,

-	Assist in formulation of a long-term incentive plan that incorporates equity awards based on performance measures to determine ultimate payouts, and

-	Assist in designing annual incentive bonus program.
     Roles of Executives in Establishing Compensation. The CEO plays a key role in determining executive compensation for the other executive officers. The CEO attends the initial meeting of the Committee regarding executive compensation and discusses his recommendations with the Committee, including his evaluation of the performance of the executives in arriving at his recommendations, which is based on his direct evaluation of such officers and/or the evaluations of the supervisors’ reports of such officers when the officers do not report directly to the CEO. These recommendations are considered by the Committee, along with other relevant data from PM&P, in determining its recommendations regarding the base salary for such executive officers.
Compensation Program’s Design
          Overview
     Our executive total compensation is a mix of base salary, annual incentive compensation, long-term incentive compensation, employee benefits program and other financial incentives and perquisites. For the fiscal year ended December 31, 2006, the total compensation package for the executive officers consisted of:
-	Base Salary,

-	Annual Incentive Compensation Bonus,

-	Long-term Incentive Compensation,

-	Restricted Stock Grants,

-	Post-termination benefits, and

-	Employee benefits and perquisites.
     We have chosen these elements to remain competitive in attracting and retaining executive talent and to provide strong incentives for high performance with current and potential financial rewards. We pay salary as compensation that is fixed and not contingent at a level we think sufficient to be competitive. We provide employee benefits such as medical and life insurance, disability and travel accident and 401(k) plans that are provided to our salaried employees generally.
     The amount of additional compensation that our executives may receive is contingent and may not provide any actual compensation depending upon how well or poorly the business performs. Further information on the relative size of the different elements of compensation is contained in this report under “Relative Size of Major Compensation Elements” below. We think this mix of compensation will instill in our executives the importance of achieving our business goals and thereby increasing shareholder values.
     Benchmarking. We use benchmarking as a tool for determining the appropriate base salaries, annual incentives, long-term incentives and other financial benefits that comprise the total compensation for the executive officers. However, this tool is subject to the Committee’s overall determination as to what compensation is appropriate considering all the relevant factors and circumstances and is otherwise consistent with the Company’s compensation philosophy.
     With input from senior management and PM&P, the Committee determined that the following companies represent the appropriate peer group which should be used for benchmarking purposes: TODCO, Nabors Industries, Ltd., Helmerich & Payne, Inc., Grey Wolf, Inc., Pride International, Inc. and Weatherford International, Inc. The Committee believes these companies are appropriate peers for the Company based on the following factors:
1)	each is a direct competitor in the drilling industry with similar rig fleets,

2)	each is considered a peer company by industry analysts who specialize in tracking the oil and gas drilling industry,

3)	each is perceived as generally comparable by the shareholder community based on the nature of the business and customers, including similar business cycles, and

4)	financial performance.
     In evaluating the data from peer companies, the Committee takes into account differences in the size of individual peer companies. PM&P provides the Committee with this adjusted data as part of its comparative process. The Committee uses the adjusted data as a basis to include both smaller and larger companies in the peer group similar to the method used by the investment community and Institutional Shareholder Services in comparing the Company to peer companies. The Committee, in monitoring the peer industry practices, may over time make slight modifications to the peer group due to consolidations within and for new companies entering the drilling industry. The Committee will continue to monitor the appropriateness of the peer group and the relative measures drawn from the process with the primary objective of utilizing a peer group that provides the most appropriate comparison to the Company as part of the Committee’s competitiveness evaluation.
     Relative Size of Major Compensation Elements. Consistent with our total executive compensation philosophy set forth in the initial section of this analysis, in setting or recommending executive compensation, the Committee considers the total compensation payable to an executive officer and the form of the compensation. The Committee seeks to achieve a balance between immediate cash rewards for the achievement of company-wide and personal objectives and long-term incentives designed to align the interests of our executive officers with those of our shareholders. The Committee determines the size of each element based primarily on:
•	the achievement of Company performance goals based on our five-year strategic plan and

•	market practice determined from benchmarking data from our peer group, and

•	individual performance.
     The percentage of compensation that is contingent incentive compensation typically increases in relation to an executive officer’s responsibilities within the company, with contingent incentive compensation for more senior executive officers being a greater percentage of total compensation than for less senior executive officers. The Committee believes that making a significant portion of an executive officer’s incentive compensation contingent on long-term stock price performance more closely aligns the executive officer’s interests with those of our shareholders.

     Internal Pay Equity. Additionally, PM&P compared the Company’s CEO compensation against that of the other named executive officers for the Committee and determined that it was appropriate based on benchmarking data from peer companies and otherwise appropriate based on all relevant factors and circumstances.
     Tally Sheets. The Committee relies upon information compiled by the Company and PM&P in tally sheets to provide the Committee with a comprehensive understanding of the total compensation package of each executive officer, including potential value from previous stock grants and stock options and long-term incentive plans, and potential payouts in post termination and change of control situations. This information is factored into the Committee’s analysis in establishing or recommending each element that comprises the total compensation for the executive officers to ensure that the total compensation package for each executive officer is appropriate considering all relevant factors and circumstances.
          Elements of Total Compensation
          Base Salary. We review base salaries annually and target salary compensation at or near the median base salary practices of the market, but maintain flexibility to deviate from market-median practices for individual circumstances.
     The Committee used benchmarking as a tool to target base salary compensation for executive officers for 2006 generally within 10% of the median of the peer group for comparable positions. This tool was used in conjunction with evaluations of performance, responsibilities and experience of each respective executive officer in establishing base salary. In addition, the Committee considered information from tally sheets, which tally sheets included information regarding past compensation, in establishing base salaries that are appropriate considering all the relevant factors and circumstances, including retention of personnel that will promote the success of the Company and reward shareholders. The 2006 base salaries are reported in the Summary Compensation Table which follows this Compensation Discussion and Analysis, including narrative information as appropriate.
           Annual Incentive Compensation Plan (ICP). The ICP provides the short-term incentive compensation element of our executive officer compensation program. It is a cash-based performance incentive program designed to motivate and reward our executive officers and other key employees for their contributions to factors and business goals that we believe drives our earnings and creates shareholder value. The ICP is an authorized incentive plan under the 2005 Long Term Incentive Plan (“2005 LTIP”) which was approved by the shareholders in 2005 and which authorizes the Committee to approve and administer such incentive plans.
     In March 2006, the Committee approved the metrics and performance measurers for the 2006 ICP. The metrics to determine the amount of this annual cash incentive compensation for the executive officers were developed in alignment with the Company’s Five Year Strategic Growth Plan using the approved budget and quality goals as parameters, which quality goals reflect the Company’s best estimate of superior performance for the Company. The ultimate payout of annual cash incentive compensation is based on attainment of these pre-established performance objectives. Because the ICP has a threshold condition of positive net income, based on the Committee’s previous established policy, the payout of the ICP could range from 0, which would be at the bottom of the peer group, to a maximum payout of 200% of base salary for the CEO, which is in the upper 25% of the peer group.
     Actual performance drives the amount of payout based on a scorecard of specific goal metrics established during the first quarter of each year. 100% payout of a metric is generally based on the budgeted amount. The threshold, target and maximum payouts for 2006 are described in the table titled: “Grants of Plan Based Awards” found on page 45 of this proxy statement. Each metric is weighted relative to its potential impact on the performance of the Company which aligns the interests of the shareholders with the executive officers’ performance. For each of the executive officers, 80% of the annual incentive bonus is based on the performance of three factors/metrics that are closely aligned with our shareholders’ interests, i.e., net income results (35%), Company EBITDA, or “earnings before interest, taxes, depreciation and amortization” (30%), and stock performance (15%). The other factors/metrics are safety (10%) and controlling general and administrative costs (10%).
     In addition to the metrics described above, two negative factors were built into the 2006 ICP plan. These metrics were included not only because they represent management’s primary concern about safety and the integrity of our financial statements, but also because management believes there is a direct correlation between Company’s performance and safety and financial integrity, and as a result, these factors have a direct impact on our shareholders. If the negative factors are triggered this would result in a decrease to the potential payout of 5% per factor. The negative factors are potential catastrophic loss (potential 5% deduction) and results of testing of internal controls pursuant to Sarbanes Oxley Act of 2002 (potential deduction of 5%).
      The actual amount of the annual cash incentive compensation paid pursuant to the 2006 ICP plan was determined in early 2007 based on the executive officers’ scorecard for each metric after 2006 financial results were verified. A multiplier or performance index is determined based on the performance achieved for each metric and the weighting of each metric. For example, a performance index of 1.0 for the executive officers would typically mean that the Company achieved the budgeted goals for each metric. The results of the payout for 2006 are included in the Summary Compensation Table immediately following this Compensation Discussion and Analysis. The performance index for the named executive officers for the 2006 ICP is 1.51.
     The actual payouts are computed by the following formula:
     (executive officer’s salary) X (performance index) X (target % for each executive officer)
     Target percentages are: CEO- 100%, Senior Vice Presidents-75% and Vice Presidents- 50%
     Long Term Incentive Plan. Our 2005 LTIP also allows for the granting of long term incentive awards in addition to traditional grants of restricted stock, stock options and annual cash incentive compensation (see ICP described immediately above). These long-term incentive awards can be in the form of cash, stock options, restricted stock or stock appreciation rights and they can be based on profits, profit-related return ratios, return measures (including, but not limited to, return on assets, capital, equity, investment or sales), cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments), earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes), net sales growth, net earnings or income (before or after taxes, interest, depreciation and/or amortization), gross, operating or net profit margins, productivity ratios, share price (including, but not limited to, growth measures and total shareholder return), turnover of assets, capital, or inventory, expense targets, margins, measures of health, safety or environment, operating efficiency, customer service or satisfaction, market share, credit quality, and working capital targets all of which are described in the 2005 LTIP. We choose from among these metrics the particular metrics which we judge will result in management of the business in a manner that increases shareholder value and are appropriate for the peer group within the drilling industry.
     The Committee believes that the interests of our shareholders are best served when a significant percentage of our officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our common stock and other indicators that reflect improvements in business fundamentals. Through the use of time vesting conditions, such awards also provide retention benefits. Consistent with our compensation philosophy, the Committee seeks to target equity-based and other long-term incentive awards generally reflecting the market-median value of annual stock awards.
     After due consideration, pursuant to its authorization under the 2005 LTIP, the Committee approved and implemented a three-year incentive award plan (“Three Year LT Incentive Plan”) based on the performance factors contained in the 2005 LTIP. PM&P assisted the Committee in formulation of the Three Year LT Incentive Plan, including development of performance measures to determine ultimate payouts. Under the Three Year LT Incentive Plan executive officers and certain middle management (total of 14 participants) may earn restricted stock in increments over three years based on the Company achieving pre-established targets based on the following factors/metrics and respective weighting for each factor/metric:
•	earnings per share (40% weighting), subject to a negative adjustment of 50% if the Company’s EPS growth is not equal to or greater than the EPS growth of the peer group,

•	cash flow (40% weighting), and

•	debt to capital ratio (20% weighting),
with the target for each individual factor/metric being established in accordance with the Company’s five-year strategic plan.
     The restricted stock award that may be earned in any given year depends on the Company’s performance goals that were established based on the Five-Year Strategic Plan. Superior performance, meaning all performance metrics have been achieved or exceeded both annually and for the cumulative three year measurement period, would result in earning total awards which are in the upper 25%. If the Company incurs a net loss in any given year no restricted stock awards can be earned. In addition, EPS and/or cash flow underperformance in any particular year during the three year plan will negatively impact the cumulative award. As noted above, the Committee sets the minimum, target and maximum levels in accordance with the performance goals established in the Five-Year Strategic Plan. Achievement of the maximum goals will require superior performance of the executives in implementing the Five-Year Strategic Plan, although the relative difficulty of achieving these goals is affected by certain risk factors that are outside the control of the Company and the executives, which risk factors are disclosed in our periodic filings.
     Target award levels were set for each participant based on relative base salary of each executive officer. The total target number of shares for all participants is approximately 1.7 million shares over the three year period of which 1,134,000 is the target number of shares for the named executive officers. For each participant a maximum of 25% of the award could be earned the first year, 30% the second year and 45% the third year. In addition, each year any earned awards are split between a current award and a cumulative award. The current award is granted upon determination of the earned award for the year and vests evenly over a two year period. The cumulative award builds each year and is not granted until the end of the three year period and then vests evenly over the two years following the end of the three year period. The Plan is weighted toward the end of the three year period as the cumulative award makes up 62.5% of the target level.
     Similar to the ICP, the Three Year LT Incentive Plan is consistent with the Company’s philosophy of tying a significant portion of each executive’s compensation to performance because this aligns the executive officers’ compensation to shareholder interests. This plan differs from the ICP in that it also provides retention benefits, because the executive officers must remain in the employ of the Company throughout the vesting period of five years from inception to receive the full benefit, subject to exceptions for termination of executives not for cause, termination for good reason, termination due to death or disability and termination due to change in control.
     All shares earned under the Three Year LT Incentive Plan and the special non-performance based restricted stock grant, as is the case with the earlier grants of restricted stock and stock options, will be forfeited if they are not vested prior to the date the executive officer terminates his employment, except in the cases of termination of executives not for cause, termination for good reason, termination due to death or disability and termination due to change in control.
The dollar values of the threshold, target, and maximum payouts for the executive officers for 2006 are described in the “Grants of Plan-Based Awards” table and the number of shares earned by the executives in 2006 is described in the “Outstanding Equity Awards at Fiscal Year-End Table”, both of which follow the Compensation, Discussion & Analysis. The performance index for the named executive officers for the Three Year LT Plan for 2006 is _____.
     Restricted Stock Grants. It is the intent of the Committee that long-term compensation programs like the Three Year LT Incentive Plan will replace the traditional grants of stock options or restricted stock.

Because any awards of restricted stock earned under the Three Year LT Incentive Plan will not begin to vest until the second year and are weighted such that a majority of the grants will not vest until the fourth and fifth year, in order to provide continued long-term incentives that are competitive, the Committee determined to make a special grant of restricted stock to the executive officers in April 2006, which grant is consistent with the equity awards to comparable positions at our peer companies. These awards also provide an opportunity for increased equity ownership by the executives to further the link between the creation of shareholder value and long term incentive compensation. This restricted stock grant will vest in three equal portions beginning one year from the date of the grant.
     Perquisites and Other Personal Benefits. Consistent with our compensation philosophy, we provide certain perquisites to our executive officers, which the Company and the Committee believe are reasonable and which better enable the Company to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites provided to the named executive officers.
     Certain of the executive officers are provided with a car allowance, club dues, home use of computer equipment and personal use of corporate aircraft. Each named executive officer is entitled to receive a cash payment upon such executive’s death through the executive life insurance provided for said executives.
     Specific information regarding these perquisites and the incremental cost to the Company for providing these perquisites is set forth in the Summary Compensation Table and the related narrative disclosure contained in this proxy statement.
Impact of Accounting and Tax Treatments
     Tax Treatment. Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and shareholders have approved the compensation arrangements. While the restricted stock grants to the executives in the past three years have a material performance-based component, these awards do not qualify as performance-based under 162(m). The Compensation Committee remains aware of these provisions and may in the future determine to make grants under the 2005 LTIP whereby all or any such awards may qualify for deductibility, but the Committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from this limitation on deductibility imposed by this section.
     Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.
Post-Employment Benefits
The Company has entered into employment agreements with its executive officers which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, severance payments in the event of a change in control. The Company and the Committee believe that the terms and conditions of these employment agreements are reasonable and help the Company retain the executive talent needed to achieve the objectives of the strategic plan. In particular, the severance agreements in the event of a change in control help executives focus their attention on the performance of their duties in the best interests of the shareholders without being concerned about a change of control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “Potential Payments Upon Termination or Change in Control”
on page 50.

Compensation-Related Policies
     As noted above, the 2005 LTIP also authorizes the granting of traditional awards of stock options and restricted stock, in addition to the annual incentive cash compensation plan and the long-term incentive equity plan described above. Upon approval of the 2005 LTIP, all other existing stock plans were frozen and all shares available for granting under the frozen plans were listed on the NYSE and authorized for granting under the 2005 LTIP. The Committee adopted a general practice in 2002 that restricted stock awards were to be preferred over stock options, based in part on the fact that the ability to tie vesting to performance restrictions better aligned the executives’ compensation to the shareholders. Since that time all stock option grants to executive officers have been in connection with the hiring of executive officers, with one exception. Each of these grants has been at a strike price equal to or greater than the closing price of the Company’s common stock on the NYSE on the date the grant was approved by the Committee, in accordance with the terms of the 2005 LTIP.
     Because stock option grants under the 2005 LTIP are used primarily for new hires, the Company has not established a policy regarding the timing of stock option grants.
     In certain instances the Committee and management have determined it is appropriate to have a formal policy regarding certain compensation matters. During 2006, the Committee recommended a formal policy, with input from PM&P and benefits counsel, on use of corporate aircraft, which policy was adopted by the Board in early 2007. This policy restricts the use of the Company’s corporate aircraft for personal use and requires that all personal use must be approved by the CEO.
     Other Compensation Matters
     The Company has not formally adopted a “clawback” provision that would allow recovery of compensation in any form that was paid or granted to executive officers based on reporting of inaccurate financial results. However, it is the stated intention of the Board and senior management that to the extent any executive is complicit in fraudulent actions that substantially contributed to any misstatement of financial statements that requires a restatement, the Company will pursue all appropriate remedies to recover the amount of any compensation paid or granted to said individual to the extent the compensation paid or granted exceeds the amount that would have been paid or granted to said individual based on the restated financial statements.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

R. Rudolph Reinfrank, Chairman
John W. Gibson, Jr.
Robert E. McKee III
Robert W. Goldman

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid or earned by the principal executive officer (“PEO”), the principal financial officer (“PFO”) and the three most highly compensated executive officers of the Company, other than the PEO and the PFO, plus up to two other executive officers who would have been in the table but for the fact that they were not an executive officer as of December 31, 2006, (collectively, the “Named Executive Officers”), for the year ended December 31, 2006. A description of the material terms of the employment agreements for each of the Named Executive Officers, other than Mr. Parker Sr., is found at page 47.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal				Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	Salary ($)	Bonus ($)	($)(2)	($)	($)(3)	($)	($)(4)(5)(6)	($)
Mr. Parker Jr-PEO(1)	2006	550,000	0	1,716,565	0	830,500	0	56,246	3,153,311

Mr. Brassfield-PFO	2006	250,000	0	303,104	0	283,125	0	23,846	860,075

Mr. Mannon- SVP & COO	2006	347,923	0	754,391	0	396,375	0	40,717	1,539,406

Mr. Graham- VP Engineering	2006	244,857	0	230,599	0	185,730	0	23,335	661,186

Mr. Potter- VP & General Counsel	2006	255,637	0	242,511	0	196,300	0	8,800	703,248

Mr. Parker Sr.- former Chairman (7)	2006	418,270	0	0	0	0	0	155,688	573,958

(1)	Appointed Chairman on April 28, 2006

(2)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards pursuant to the 2005 Long-Term Incentive Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(3)	The amounts in column (g) reflect the cash awards that were earned by the named individuals under the ICP, which is discussed in further detail on page 38 under the heading “Annual Incentive Compensation Plan”.

(4)	The amounts in column (i) include for each named executive officer the matching contributions allocated by the Company to each of the named executive officers pursuant to the Stock Bonus Plan (401(k)).

(5)	The amounts in column (i) also include for each named executive officer, other than Mr. Potter:

(a) the value attributable to life insurance benefits provided to the named executive officer, which life insurance are described in detail in the Compensation Discussion and Analysis on page 41;
(b) a car allowance; and
(c) club dues.
(6)	In addition to the items noted in footnotes (4) and (5) above, the amount in column (i) includes:
(a)	the cost of tax preparation services provided to Mr. Parker Sr. of $55,439;

(b)	the cost of tax preparation services for Mr. Parker, Jr.;

(c)	accrued vacation benefits paid to Mr. Parker Sr. upon his retirement;

(d)	legal fees incurred by Mr. Parker Sr. in connection with negotiation the Consulting Agreement and the Termination of Split Dollar Life Insurance Agreement with the Company. See page 24; and

(e)	personal use of corporate aircraft by Mr. Parker Sr. and Mr. Parker Jr.
The aggregate incremental cost of Mr. Parker Sr.’s and Mr. Parker Jr.’s personal use of corporate aircraft is determined on a per flight basis and includes the direct operating costs for the flight staging, the cost of landing fees, trip related hangar and parking costs, crew expenses and other variable costs attributable to a specific trip.

The value attributable to personal use of Company-provided corporate aircraft (calculated in accordance with the Internal Revenue Service guidelines) and the cost of financial planning services reimbursed by the Company are included as compensation on the W-2 of the named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

(7)	Mr. Parker Sr. served as the Company’s Chairman of the Board until April 28, 2006, at which time he retired and became Chairman Emeritus, which is not an executive officer or paid position. The amount shown in column (c) is the salary paid to Mr. Parker Sr. as Chairman and the severance he received in 2006 pursuant to the Consulting Agreement with the Company dated April 6, 2006, the terms of which are specified in detail at page 24 of this proxy statement. If Mr. Parker Sr. had remained employed by the Company as of December 31, 2006, he would have been one of the three most highly compensated executive officers of the Company.

GRANTS OF PLAN-BASED AWARDS

										All Other
									All Other	Option	Exercise	Grant Date
									Stock Awards:	Awards	or Base	Fair Value
									Number of	Number of	Price of	of Stock
			Estimated Possible Payouts			Estimated Future Payouts			Shares of Stock	Securities	Option	and Option
	Grant	Award	Under Non-Equity Incentive Plan			Under Equity Incentive Plan			or Units	Underlying	Awards	Awards
Name	Date	Date	Awards(1)			Awards (2)			(#)(3)	Options (#)	($/Sh)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)
Robert L. Parker, Jr., PEO	4/6/06	4/5/06							122,000			1,160,220
	3/31/06					81,000	162,000	388,800
	3/31/06		275,000	550,000	1,100,000
W. Kirk Brassfield, PFO	4/6/06	4/5/06							44,000			418,440
	3/31/06					29,500	59,000	141,600
	3/31/06		93,750	187,500	375,000
David C. Mannon	4/6/06	4/5/06							62,000			589,620
	3/31/06					41,000	82,000	196,800
	3/31/06		131,250	262,500	525,000
Denis Graham	4/6/06	4/5/06							27,000			256,770
	3/31/06					18,000	36,000	86,400
	3/31/06		61,500	123,000	246,000
Ronald C. Potter	4/5/06	4/5/06							29,000			275,790
	3/31/06					19,500	39,000	93,600
	3/31/06		65,000	130,000	260,000

(1)	The amounts shown in columns (d) through (f) reflect potential payouts under the ICP which is described in detail on page 38. The amount in column (d) is that amount that the executive will earn if the threshold, which is 50% of target is met. The amount in column (f) is 200% of the target amount.

(2)	The amounts shown in columns (g) through (i) reflect the potential payouts under the Three-Year LT Plan described in detail on page 39. The amount in column (g) is the amount of award that the named executive officer will earn if the threshold, which is 50% of target is met. The amount in column (i) is 200% of the target amount. Restricted stock earned under the Three Year LT Plan is not granted until earned and thereafter subject to vesting provisions as described on page 39.

(3)	The amounts shown in column (j) reflect the number of shares of stock granted to each named executive officer pursuant to the 2005 Long Term Incentive Plan. The restricted stock was granted pursuant to each executive pursuant to an award agreement providing for vesting in equal amounts on the first, second and third anniversary date of the grant.

(4)	Determined based on closing price of the number of shares in column (j) times the closing price of the Company’s common stock on April 6, 2006 of $9.51.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value
			Plan Awards:				Market	Unearned	of Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units	Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)	($)(2)	(#)(3)	($)
Mr. Parker- PEO	600,000			8.875	5/13/07
	45,000			5.35	4/3/08
	150,000			2.24	8/6/09
						322,001	2,630,748
								x	x

Mr. Brassfield- PFO	50,000			10.8125	3/25/08
	30,000			5.35	4/3/08
	35,000			2.24	8/6/09
						77,334	631,819
								x	x

Mr. Mannon- SVP & COO	16,666	8,334 (4)		3.85	1/3/12
						245,334	2,004,379
								x	x

Mr. Graham- VP Engineering	70,000			2.24	8/6/09
						60,334	492,929
								x	x

Mr. Potter- VP & General Counsel	37,500			2.61	7/15/10
	25,000			8.875	5/11/07
						62,334	509,269
								x	x

Mr. Parker Sr.- former Chairman

1.	Amounts in column (g) vest as follows:

Mr. Parker Jr.-40,667 shares will vest on April 6, 2007, 40,000 will vest on May 6, 2007, 120,000 will vest on May 7, 2007, 40,666 will vest on April 6, 2008, 40,001 on May 6, 2008 and 40,667 will vest on April 6, 2009.

Mr. Brassfield- 14, 667 shares will vest on April 6, 2007, 6,667 will vest on May 6, 2007, 20,000 will vest on May 7, 2007, 14,666 will vest on April 6, 2008, 6, 667 will vest on May 6, 2008 and 14,667 will vest on April 6, 2009.

Mr. Mannon- 20, 667 shares will vest on April 6, 2007, 16,667 will vest on May 7, 2007, 50,000 will vest on May 7, 2007, 20,667 will vest on April 6, 2008, 16,667 will vest on May 6, 2008 and 20,667 will vest on April 6, 2009.

Mr. Graham- 9,000 shares will vest on April 6, 2007, 6,667 will vest on May 6, 2007, 20,000 will vest on May 7, 2007, 9,000 will vest on April 6, 2008, 6,667 will vest on May 6, 2008 and 9,000 will vest on April 6, 2009.

Mr. Potter- 9,667 shares will vest on April 6, 2007, 6,667 will vest on May 6, 2007, 20,000 will vest on May 7, 2007, 9,666 will vest on April 6, 2008, 6,667 will vest on May 6, 2008 and 9,667 will vest on April 6, 2009.

2.	Based on closing price of Company common stock on December 29, 2006 of $8.17.

3.	Restricted shares are earned under the Three Year LT Plan as described on page 39.

4.	These options vested on January 4, 2007.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Mr. Parker- PEO	150,000	1,222,125	39,999	349,591
Mr. Brassfield-PFO	60,000	526,846	6,666	58,261
Mr. Mannon			16,666	145,661
Mr. Graham	95,000	544,257	6,666	58,261
Mr. Potter	62,500	254,650	6,666	58,261
Mr. Parker Sr.	100,000	811,322

(1)	Value based on closing price of the Company common stock on date of vesting.
EMPLOYMENT AGREEMENTS
Each of the executive officers has an employment agreement with the Company, all of which became effective in 2002, with the exception of Mr. Mannon’s and Mr. Potter’s, which became effective in January 2005 and June 2003, respectively. The term of each agreement is for three years and each provides for automatic extensions of two years, with the exception of Mr. Graham’s, Mr. Potter’s and Mr. Brassfield’s, whose agreement is for two years with automatic two year extensions. The employment agreements provide for the following benefits:
•	payment of current salary, which may be increased upon review by the CEO (or the Board in the case of the CEO and the Chairman) on an annual basis but cannot be reduced except with consent of the executive,

•	payment of bonuses of up to 100% (75% for Mr. Mannon and Mr. Brassfield, and 50% for Mr. Graham and Mr. Potter) of salary based on meeting certain incentives,

•	to be eligible to receive stock options and to participate in other benefits, including without limitation, paid vacation, 401(k) plan, health insurance and life insurance.
The post termination payments payable under certain events are discussed in the table and accompanying narrative in the section titled: “Potential Payments Upon Termination or Change in Control” immediately following.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006.
The following table describes the potential payments upon termination or change in control of the Company for Mr. Robert L. Parker Jr., the Company’s Chairman, President and CEO.

				Involuntary		Involuntary
Executive				Not for		Good		Death
Benefits and			Normal	Cause	For	Reason	Change	Or
Payments Upon	Voluntary		Retirement	Termination	Cause	Termination	In Control	Disability
Termination	Termination($)		($)(2)	($)(2)	Termination($)	($)(2)	($)(3)	($)(2)
Compensation:
Base Salary ($550,000)	X	(1)	1,100,000	1,100,000	0	1,100,000	1,650,000	1,100,000
Annual Incentive Compensation	0		2,155,748	2,155,748	0	2,155748	3,233,622	2,155,748
Long-term Incentives
Performance Shares
3 year LT Plan	0		0	0	0	0	0	0
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		2,630,748	2,630,748	0	2,630,748	2,630,748	2,630,748
Benefits and Perquisites:
Post-retirement health care (4)			24,168	24,168		24,168	36,252	24,168
Life Insurance Proceeds
Accrued Vacation Pay	40,192		40,192	40,192	40,192	40,192	40,192	40,192
Tax Gross-Up	0		0	0	0	0	1,930,382	0
Total:	X		5,950,856	5,950,856	40,192	5,950,856	9,521,196	5,950,856

1.	Salary for the remainder of the month in which terminated.

2.	In the event of termination due to any of these reasons, Mr. Parker Jr’s employment agreement provides that he shall be paid 2 times the highest base salary he was paid during previous three years, 2 times the highest annual bonus paid during previous three years and 2 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

3.	In the event of termination due to a Change of Control, Mr. Parker Jr’s employment agreement provides that he shall be paid 3 times the highest base salary he was paid during previous three years, 3 times the highest annual bonus paid during previous three years and 3 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

4.	Value based on COBRA Rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. W. Kirk Brassfield, the Company’s CFO.

				Involuntary		Involuntary
Executive				Not for		Good		Death
Benefits and			Normal	Cause	For	Reason	Change	Or
Payments Upon	Voluntary		Retirement	Termination	Cause	Termination	In Control	Disability
Termination	Termination($)		($)(2)	($)(2)	Termination($)	($)(2)	($)(3)	($)(2)
Compensation:
Base Salary ($250,000)	X	(1)	375,000	375,000	0	375,000	750,000	375,000
Annual Incentive Compensation	0		424,687	424,687	0	424,687	849,375	424,687
Long-term Incentives
Performance Shares
3 year LT Plan	0		0	0	0	0	0	0
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		631,819	631,819	0	631,819	631,819	631,819
Benefits and Perquisites:
Post-retirement health care (4)	0		18,126	18,126		18,126	36,252	18,126
Life Insurance Proceeds
Accrued Vacation Pay	17,308		17,308	17,308	17,308	17,308	17,308	17,308
Tax Gross-Up	0		0	0	0	0	629,460	0
Total:	X		1,466,940	1,466,940	17,308	1,466,940	2,914,214	1,466,940

1.	Salary for the remainder of the month in which terminated.

2.	In the event of termination due to any of these reasons, Mr. Brassfield’s employment agreement provides that he shall be paid 1.5 times the highest base salary he was paid during previous three years, 1.5 times the highest annual bonus paid during previous three years and 1.5 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

3.	In the event of termination due to a Change of Control, Mr. Brassfield’s employment agreement provides that he shall be paid 3 times the highest base salary he was paid during previous three years, 3 times the highest annual bonus paid during previous three years and 3 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

4.	Value based on COBRA Rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. David C. Mannon, the Company’s COO.

				Involuntary		Involuntary
Executive				Not for		Good		Death
Benefits and			Normal	Cause	For	Reason	Change	Or
Payments Upon	Voluntary		Retirement	Termination	Cause	Termination	In Control	Disability
Termination	Termination($)		($)(2)	($)(2)	Termination($)	($)(2)	($)(3)	($)(2)
Compensation:
Base Salary ($350,000)	X	(1)	700,000	700,000	0	700,000	1,050,000	700,000
Annual Incentive Compensation	0		975,150	975,150	0	975,150	1,462,725	975,150
Long-term Incentives
Performance Shares
3 year LT Plan	0		0	0	0	0	0	0
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		2,004,379	2,004,379	0	2,004,379	2,004,379	2,004,379
Benefits and Perquisites:
Post-retirement health care (4)			24,168	24,168		24,168	36,252	24,168
Life Insurance Proceeds
Accrued Vacation Pay	25,384		25,384	25,384	25,384	25,384	25,384	25,384
Tax Gross-Up	0		0	0	0	0	1,287,625	0
Total:	X		3,729,081	3,729,081	25,384	3,729,081	5,861,365	3,729,081

1.	Salary for the remainder of the month in which terminated.

2.	In the event of termination due to any of these reasons, Mr. Mannon’s employment agreement provides that he shall be paid 1.5 times the highest base salary he was paid during previous three years, 2 times the highest annual bonus paid during previous three years and 2 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

3.	In the event of termination due to a Change of Control, Mr. Mannon’s employment agreement provides that he shall be paid 3 times the highest base salary he was paid during previous three years, 3 times the highest annual bonus paid during previous three years and 3 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

4.	Value based on COBRA Rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. Denis Graham, the Company’s VP-Engineering.

				Involuntary		Involuntary
Executive				Not for		Good		Death
Benefits and			Normal	Cause	For	Reason	Change	Or
Payments Upon	Voluntary		Retirement	Termination	Cause	Termination	In Control	Disability
Termination	Termination($)		($)(2)	($)(2)	Termination($)	($)(2)	($)(3)	($)(2)
Compensation:
Base Salary ($245,000)	X	(1)	245,000	250,000	0	245,000	735,000	245,000
Annual Incentive Compensation	0		230,452	230,452	0	230,452	691,356	230,452
Long-term Incentives
Performance Shares
3 year LT Plan	0		0	0	0	0	0	0
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		492,929	492,929	0	492,929	492,929	492,929
Benefits and Perquisites:
Post-retirement health care (4)	0		12,084	12,084	0	12,084	36,252	12,084
Life Insurance Proceeds
Accrued Vacation Pay	12,385		12,385	12,385	12,385	12,385	12,385	12,385
Tax Gross-Up	0		0	0	0	0	510,102	0
Total:	X		992,850	992,850	12,385	992,850	2,017,120	992,850

1.	Salary for the remainder of the month in which terminated.

2.	In the event of termination due to any of these reasons, Mr. Graham’s employment agreement provides that he shall be paid 1.5 times the highest base salary he was paid during previous three years, 1 times the highest annual bonus paid during previous three years and 1 year of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

3.	In the event of termination due to a Change of Control, Mr. Graham’s employment agreement provides that he shall be paid 3 times the highest base salary he was paid during previous three years, 3 times the highest annual bonus paid during previous three years and 3 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

4.	Value based on COBRA Rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. Ronald C. Potter, the Company’s VP & General Counsel.

				Involuntary		Involuntary
Executive				Not for		Good		Death
Benefits and			Normal	Cause	For	Reason	Change	Or
Payments Upon	Voluntary		Retirement	Termination	Cause	Termination	In Control	Disability
Termination	Termination($)		($)(2)	($)(2)	Termination($)	($)(2)	($)(3)	($)(2)
Compensation:
Base Salary ($260,000)	X	(1)	260,000	260,000	0	260,000	780,000	260,000
Annual Incentive Compensation	0		213,053	213,053	0	213,053	639,156	213,053
Long-term Incentives
Performance Shares
3 year LT Plan	0		0	0	0	0	0	0
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		509,269	509,269	0	509,269	509,269	509,269
Benefits and Perquisites:
Post-retirement health care (4)	0		12,084	12,084	0	12,084	36,252	12,084
Life Insurance Proceeds
Accrued Vacation Pay	14,769		14,769	14,769	14,769	14,769	14,769	14,769
Tax Gross-Up	0		0	0	0	0	576,046	0
Total:	X		1,009,175	1,009,175	14,769	1,009,175	2,555,492	1,009,175

1.	Salary for the remainder of the month in which terminated.

2.	In the event of termination due to any of these reasons, Mr. Potter’s employment agreement provides that he shall be paid 1.5 times the highest base salary he was paid during previous three years, 1 times the highest annual bonus paid during previous three years and 1 year of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

3.	In the event of termination due to a Change of Control, Mr. Potter’s employment agreement provides that he shall be paid 3 times the highest base salary he was paid during previous three years, 3 times the highest annual bonus paid during previous three years and 3 years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

4.	Value based on COBRA Rate.
Mr. Parker Sr. retired from the Company on April 28, 2006, and pursuant to the terms of the Consulting Agreement with the Company dated April 12, 2006, agreed to accept the severance and other payments provided in the Consulting Agreement in lieu of any severance or other payments to which he may have otherwise been entitled under the terms of his employment agreement.

EQUITY COMPENSATION PLAN INFORMATION
The following table lists the equity compensation plan information for plans approved by security holders and the equity compensation plans not approved by security holders as of December 31, 2006:

	A	B	C
			NUMBER OF SECURITIES
			REMAINING AVAILABLE
			FOR FUTURE ISSUANCE
	NUMBER OF SECURITIES		UNDER EQUITY
	TO BE ISSUED UPON	WEIGHTED-AVERAGE	COMPENSATION PLANS
	EXERCISE OF OUTSTAND-	EXERCISE PRICE OF	(EXCLUDING SECURITIES
	ING OPTIONS, WARRANTS	OUTSTANDING OPTIONS,	REFLECTED IN
PLAN CATEGORY	AND RIGHTS	WARRANTS AND RIGHTS	COLUMN A)
Equity compensation plans approved by security holders	1,560,182 (1)	9.6678	2,059,134
Equity compensation plans not approved by security holders	1,678,618 (2)	5.6227	0
Total	3,238,800 (3)	7.5713	2,059,134 (4)

(1)	Includes 1,037,981 incentive stock options issued under the Parker Drilling 1997 Stock Plan (the “1997 Plan”), which ISO’s were approved by the security holders in 1997. For a more complete description of the 1997 Plan see Note 8 to the financial statements in the Company’s Form 10-K filed March 1, 2007.

(2)	These stock options were issued under the 1997 Plan, which was adopted as a broad-based plan pursuant to the NYSE regulations in existence at the time the 1997 Plan was adopted. Pursuant to the broad-based requirements of the NYSE, more than 50% of the stock awards under the 1997 Plan were granted to non-officers. The 1997 Plan provided for the issuance of stock options and restricted stock grants to officers, directors and consultants who are in a position to contribute to the growth, management and success of the business of the Company and its Subsidiaries with additional incentive to promote the success of the Company and its Subsidiaries.

(3)	Excludes grants of 1,554,485 shares of restricted stock, of which 100,000 were granted under the 1991 Stock Grant Plan and 1,454,485 were granted under the 2005 LTIP.

(4)	These shares are available for grants of restricted stock and various incentive awards under the 2005 LTIP.
Other Information
If you have questions or need more information about the Annual Meeting, call 281-406-2000, or write to:
Parker Drilling Company
Corporate Secretary
1401 Enclave Parkway, Ste. 600
Houston, Texas 77077
Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or mark, sign, date and promptly return your completed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.
By order of the Board of Directors,
Ronald C. Potter
Corporate Secretary
Houston, Texas
March 23, 2007

Annex A- Compensation Committee Charter
COMPENSATION COMMITTEE CHARTER
Status
The Compensation Committee is a committee of the Board of Directors.
Committee Membership
The Compensation Committee shall consist of three or more directors. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange listing standards. All committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and satisfy the requirements of an “outside director” as defined by Section 162(m) of the Internal Revenue Code.
The members of the Compensation Committee shall be appointed by the Board of Directors on the recommendation of the Corporate Governance Committee. Compensation Committee members may be replaced by a majority vote of the Board in its discretion.
Purpose
The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and other executive officers and (ii) to review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement and determine whether to recommend to the Board of Directors that the CD&A be included in the proxy statement and (iii) to provide the Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules of the Securities and Exchange Commission. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.
Committee Authority, Duties and Responsibilities
1.	The Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our executive officers, as well as setting the overall compensation philosophy for the Company. This responsibility includes:
•	evaluating the performance of the CEO and other executive officers in light of approved performance goals and objectives;

•	setting the compensation of the CEO based upon the evaluation of the performance of the CEO, including the long-term incentive component of CEO’s compensation, which evaluation may also consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years;

•	reviewing at least annually the long-term incentive plan performance measures, the annual and longer-term progress against those goals of the program in place at the time, assessing its effectiveness against the objectives of the program;

•	recommending the compensation of the other executive officers and other officers to the Board of Directors for approval, based upon the evaluation of the performance of the other executive and other officers and the recommendation of the CEO;

•	reviewing the current compensation plans and making recommendations to the Board of Directors with respect to new cash-based and equity-based compensation plans; and

•	preparing an annual performance self-evaluation of the Compensation Committee.
2.	In addition, the Compensation Committee:
•	administers the Company’s stock plans in accordance with the terms and conditions of such plans;

•	determines the shares awarded under corporate performance-based plans;

•	grants options and awards under the stock plans, except where such authority is granted to the CEO under the terms and conditions of the plans, and

•	monitors compliance with the Company’s policies regarding compensation.
3.	The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Committee as the Committee may deem appropriate in its sole discretion.
4.	The Compensation Committee may, in its sole discretion, retain and terminate any compensation consultant to be used to assist in the evaluation of CEO and executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisers retained by the Compensation Committee.
5.	The Compensation Committee shall make regular reports to the Board.
6.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.
Meetings
The Compensation Committee shall meet periodically and usually at least four times each year and at such other times as its members deem necessary to fulfill the Committee’s responsibilities. The Chairman of the Compensation Committee will establish annually an agenda calendar which will include meeting schedules, recurring action items, foreseeable events, timelines for review of filings, matters to be periodically reported to the Board and related recurring responsibilities. The Chairman will ensure that appropriate records and minutes are maintained for each meeting including agenda items, actions taken and will furnish copies of the minutes of such meetings to the Board. Additionally the Chairman will revise the agenda to include any special agenda items that will require deliberation of the Committee.
A majority of the Committee members will constitute a quorum for the transaction of business by the Committee and the vote of a majority of the members of the committee so voting will constitute an act of the Committee.
The Committee will schedule meetings with independent advisors as needed to conduct its business and retain the necessary expertise to augment its planning, assessment and regulatory responsibilities to the Board.
The Committee will hold executive sessions without the participation by management.
The meetings of the Compensation Committee are open to all directors.

Annex B- Corporate Governance Principles
PARKER DRILLING COMPANY
CORPORATE GOVERNANCE PRINCIPLES
1. Director Qualifications
     The Board of Directors (“Board”) will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (the “NYSE”) and the Securities Exchange Act of 1934 (the “SEC Act”). The Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent in accordance with the NYSE and SEC Act, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Candidates for nominees for directorship may be made by any member of the Board and by any shareholder and referred to the Corporate Governance Committee for review in accordance with its charter and these principles. The invitation to join the Board should be extended on behalf of the Board by the Chairman of the Board.
     It is the sense of the Board that the appropriate size of the board is between 7-10 members. However, the Board would be willing to increase the size in order to accommodate the availability of an outstanding candidate.
     When a director’s principal occupation or business associations changes substantially during his or her tenure as a director, the Corporate Governance Committee shall review the continued appropriateness of Board membership under the circumstances and make its recommendations to the Board. It is not the sense of the Board that in every instance a director who retires or changes the occupation or business associations he or she held when they became a Board member should necessarily leave the Board.
     Directors should advise the Chairman of the Board and the Chairman of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.
     The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Corporate Governance Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.
2. Director Responsibilities
     It is the general policy of the Company that all major decisions be considered by the Board as a whole. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Company’s charter.
     Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are also expected to attend the annual meeting of shareholders. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.
     The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer (“CEO”). The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new chief executive officer.
     The Chairman and CEO will establish the agenda for each Board meeting with the understanding that the items necessary for the Board to perform its advisory and monitoring functions be brought to it periodically for review and/or approval. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.
     The non-management directors will meet in executive session on a regular basis four times a year and the independent directors shall meet separately at least one time per year. Each year the directors will appoint a Presiding Director who will preside at these meetings and be disclosed in the annual proxy statement as required by the NYSE. Any contract with present or former directors or officers of the Company shall be approved by the Corporate Governance Committee regardless of quantitative materiality.
     The Chairman and CEO are responsible for establishing effective communications with the Company’s shareholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners. It is the Company’s policy that management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. But it is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.
3. Board Committees
     The Board will have at all times an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All of the members of these committees will be independent directors under the criteria established by the NYSE and SEC Act. Committee members will be appointed by the Board upon recommendation of any member of the board and approval thereof by the Corporate Governance Committee.
     Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.
     The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.
     The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

     The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.
4. Director Access to Officers and Employees
     Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Corporate Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.
     The Board welcomes regular attendance at each Board meeting of senior officers of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.
5. Director Compensation
     The form and amount of director compensation will be annually reviewed and recommended by the Corporate Governance Committee and approved by the Board. The Corporate Governance Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels.
6. Director Orientation and Continuing Education
     All new directors shall be provided with a director orientation packet that describes the various operations of the Company, the officers and their respective duties and other information to adequately inform the director of the nature of the Company’s business. The Company will make management available to new board members and existing board members at corporate headquarters in order to receive presentations by senior management to familiarize the directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Corporate Conduct, its principal officers, and its internal and independent auditors.
     Board members are encouraged to attend conferences and other programs that will increase their knowledge of board functions and duties as well as other board responsibilities. The Company will reimburse each board member for attending one conference or program each year.
     It is the sense of the Board that off-site board retreats may be beneficial from time to time to address strategic planning and other critical decisions to be made by the Board.
7. CEO Evaluation and Management Succession
     The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and will conduct an annual review of the CEO’s performance against such goals, as set forth in its charter. The Compensation Committee shall meet annually with the CEO to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the Board at an executive session.
     The Corporate Governance Committee should make an annual report to the Board on succession planning, which shall include its recommendations on development of potential candidates so that the Company is adequately prepared in the event that a successor is needed. The entire Board will work with the Corporate Governance Committee to evaluate development plans for potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8. Annual Performance Evaluation
     The Board of Directors will conduct an annual self-evaluation to determine whether the Board and each committee are functioning effectively. The Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.
9.	Reporting of Accounting/Auditing and Other Irregularities; Communications with the Board of Directors
     Anyone who has a concern about the Company’s accounting, internal accounting controls or auditing matters or other irregularities, may communicate that concern directly to the Director of Internal Audit or the General Counsel, or to a third party hotline established by the Company for this purpose, the contact information for each to be provided on the Company’s website. Such communications may be confidential and/or anonymous. Concerns relating to accounting, internal controls, or auditing shall be reviewed by the Director of Internal Audit and/or General Counsel and, if credible and if confirmed would warrant remedial or disciplinary action, will be reported to the Audit Committee and addressed by the Company in the same way as other concerns, including the retention of outside advisors or counsel to investigate or advise on such concerns.
     Anyone, including shareholders of the Company, may communicate with the Board or the non-management directors about officer conduct or other concerns or matters by submitting such concerns or matters in writing to the Presiding Director at the special address published on the Company’s website. Such communications may be confidential and/or anonymous. The concerns or matters will be reviewed by the Presiding Director pursuant to the criteria approved by a majority of the non-management directors. Any matter which falls within the criteria approved by the non-management directors shall be presented to the Audit Committee or the full Board and addressed in the same way as other concerns, including the retention of outside advisors or counsel to investigate or advise on such matters or concerns.
     The Company’s policies prohibit any retaliation or taking any adverse action against anyone for raising or helping to resolve reports of misconduct or ethical violations.

Annex C- Corporate Governance Committee Charter
CORPORATE GOVERNANCE
COMMITTEE CHARTER
Purpose
The purpose of the Corporate Governance Committee shall be to assist the Board (1) in identifying qualified individuals which have been proposed by Board members, by independent search firms, by shareholders or by others to become Board members, (2) in determining the director nominees to stand for election by the shareholders; (3) in developing and implementing the Corporate Governance Principles applicable to the Company; (4) in its annual review of the Board’s performance and in overseeing the evaluation of management; and (5) in selecting director nominees for each committee.
Committee Membership
The Corporate Governance Committee shall consist of no fewer than three members. The members of the Corporate Governance Committee shall meet the independence requirements of the New York Stock Exchange.
The members of the Corporate Governance Committee shall be appointed and replaced by the Board.
Meetings
The Governance Committee shall meet as often as it determines, but not less frequently than twice a year. At least two members shall be present at each meeting of the Governance Committee to establish a quorum. The Governance Committee may request any director, officer or employee of the Company or the Company’s outside counsel or other consultants of the Company to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The meetings of the Governance Committee are open to all directors.
Committee Authority and Responsibilities
1.	The Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Corporate Governance Committee shall also have authority, to the extent it deems necessary or appropriate, to obtain advice and assistance from internal or external legal, accounting or other advisors and to have access to such advisors without the presence of any officer of the Company. The Company shall provide for appropriate funding, as determined by the Governance Committee, for payment of compensation to any advisors employed by the Governance Committee.
2.	The Corporate Governance Committee will provide a forum for Board members and others to submit nominees to the Board as well as facilitate the submission of director candidates by shareholders. Once the nominees have been submitted, the Corporate Governance Committee shall review the qualifications of director nominees in accordance with the minimum qualifications specified in the Corporate Governance Principles and report to the Board their recommendation in regard to such nominees.
3.	The Corporate Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance and the composition and size of the board as a whole.

4.	The Corporate Governance Committee shall review and reassess the adequacy of the Corporate Governance Principles of the Company and recommend any proposed changes to the Board for approval.
5.	The Corporate Governance Committee may form and delegate authority to subcommittees or to any one of its members as it deems appropriate.
6. The Corporate Governance Committee shall make regular reports to the Board.
7.	The Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Corporate Governance Committee shall annually review its own performance.
8.	The Corporate Governance Committee shall establish a procedure to allow interested parties to address their concerns to the Presiding Director, who shall review and report such concerns to the Board or other committees as the Presiding Director determines appropriate, in accordance with the procedure and criteria approved by the Board.

9.	The Corporate Governance Committee shall review periodically the Company’s policy in regard to a Shareholder Rights Plan.
10.	The Corporate Governance Committee shall review periodically the succession plans relating to Chairman and Chief Executive Officer.
11.	The Corporate Governance Committee shall review and approve all “related party transactions” with the Company, as such term is defined in the rules of the Securities and Exchange Act of 1934, and any transactions between the Company and its former officers and directors, prior to execution by the Company.

12.	The Corporate Governance Committee annually shall review and recommend compensation for board and committee members.

13.	The Corporate Governance Committee shall oversee the evaluation of management.
Governance Committee Powers
The Committee shall also have the following powers:
14.	To interview and meet with any employee of the Company without the presence of any officer of the Company.
15. To investigate any matter brought to its attention within the scope of its duties.
16.	Such other powers as may be necessary to fulfill its purposes as defined in this Charter.

Annex D — Proposed Amendment to Restated Certificate of Incorporation
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
     Parker Drilling Company (the “Company”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
     FIRST: That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment of the Company’s Restated Certificate of Incorporation, as amended, declaring said amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof. The resolutions setting forth the proposed amendment provided, in part, as follows:
     RESOLVED, that, subject to the approval of the shareholders of the Company, the Restated Certificate of Incorporation of the Company, as amended, be, and the same hereby is, amended by changing only the first paragraph of Article Fourth so that, as amended, said first paragraph of Article Fourth shall read in its entirety as follows:
     “FOURTH: The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is 281,942,000, of which 1,942,000 shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share (hereinafter called “Preferred Stock”), and the remaining 280,000,000 shares shall be Common Stock of the par value of sixteen and two-thirds cents ($.16-2/3) per share (hereinafter called “Common Stock”). The designations and the powers, preferences and rights, and the qualifications, limitations, restrictions and other special or relative attributes granted to or imposed upon the shares of Preferred Stock shall be as fixed in Section 1 of this Article FOURTH, or as may be fixed by the Board of Directors in accordance with the provisions thereof, and the designations and the powers, preferences and the rights, and the qualifications, limitations, restrictions and other special or relative attributes granted to or imposed upon the shares of Common Stock shall be fixed in Section 2 of this Article FOURTH.”
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Company has caused this certificate to be signed this              day of                           , 2007.

PARKER DRILLING COMPANY
By:

Annual Report
The Company has provided to each person whose proxy is being solicited a copy of its 2006 Annual Report to Shareholders. The Company will provide without charge to each person who requests, a copy of the Company’s Annual Report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2006. Such requests should be directed to Mr. David Tucker, Investor Relations Department, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
Shareholders are invited to keep current on the Company’s latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company home page can be accessed by setting your World Wide Web browser to http://www.parkerdrilling.com for regularly updated information.

PARKER DRILLING COMPANY
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, April 25, 2007
10:00 a.m. Central Time
The Westlake Club
570 Westlake Park Boulevard
Houston, Texas

PARKER DRILLING COMPANY
This Proxy is solicited on behalf of the Board of Directors	Proxy

The undersigned appoints ROBERT L. PARKER JR. and W. KIRK BRASSFIELD, or either of them, as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the Annual Meeting of Shareholders to be held April 25, 2007, or any adjournment thereof, and to vote all the shares of common stock of Parker Drilling Company held of record by the undersigned on March 9, 2007, as designated on the reverse side.
This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS IN EACH SUCH CASE.
See reverse side for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY TELEPHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, before 11:59 p.m. on April 24, 2007.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the Voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/pkd/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, before 11:59 p.m. on April 24, 2007.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Parker Drilling Company, c/o Shareowner Services SM , P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Telephone or Internet, Please do not mail your Proxy Card
ß Please detach here ß
The Directors Recommend a Vote “FOR” Items 1 and 2.

1. Election of directors — director nominees:
01 Robert E. McKee III	Vote FOR	Vote WITHHELD
02 George J. Donnelly	all nominees	from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box to the right.)
2.	PROPOSAL TO AMEND Restated Certificate of Incorporation to increase authorized capital from 140,000,000 to 280,000,000 shares.

For	Against	Abstain
3.	PROPOSAL TO RATIFY the appointment of ___________________________as independent registered public accounting firm for 2007.

For	Against	Abstain
4.	IN THEIR DISCRETION, the Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.

For	Against	Abstain
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

I Plan to Attend the Meeting	Date ____________________________________
Address Change?
Indicate change below:	Signature(s) In Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority.